Exhibit 10.36
Execution Copy
BUILD-TO-SUIT LEASE AGREEMENT
BY AND BETWEEN
PEARLAND ECONOMIC DEVELOPMENT CORPORATION
(“LANDLORD”)
AND
CARDIOVASCULAR SYSTEMS, INC.
(“TENANT”)

-i-

EXHIBITS:
EXHIBIT A — DEPICTION OF THE LAND
EXHIBIT B — ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT C — TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT D — IMPROVEMENTS
EXHIBIT E — INSURANCE REQUIREMENTS
EXHIBIT F — AMENDMENT TO LEASE AGREEMENT
EXHIBIT G — ARBITRATION PROCEDURES
EXHIBIT H — INTENTIONALLY DELETED
EXHIBIT I — DEPICTION OF FIRST EXPANSION OPTION LAND AND SECOND EXPANSION OPTION LAND
EXHIBIT J — BUILDING PLANS AND CONSTRUCTION DRAWINGS
EXHIBIT K—PERMITTED ENCUMBRANCES

-ii-

BUILD-TO-SUIT LEASE AGREEMENT
     This Build-To-Suit Lease Agreement (this “Lease Agreement”) is made and entered into as of the Effective Date (as defined on the signature page attached hereto) by and between the Pearland Economic Development Corporation, a corporation operating under Chapter 505 of the Texas Local Government Code, hereinafter referred to as “Landlord”, and Cardiovascular Systems, Inc., a Delaware corporation, hereinafter referred to as “Tenant”:
WITNESSETH:
SEC. 1 LEASED PREMISES In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:
     A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the rental and on the terms and conditions hereinafter set forth, the following described property (collectively, the “Leased Premises”): (i) the tract of land in Pearland, Texas (the “Land”), more particularly depicted on Exhibit A attached hereto, together with any and all easements, rights and appurtenances appertaining to same, and (ii) that certain building (the “Building”) to contain approximately forty-six thousand (46,000) square feet and to be constructed by Landlord on the Land in accordance with the terms of this Lease Agreement. For greater certainty, Landlord and Tenant hereby agree that the term “Leased Premises” shall include, but not be limited to, the Improvements (as defined in Exhibit D).
     B. Landlord, at Landlord’s expense, will construct the Improvements in accordance with the terms and provisions of this Lease Agreement and Exhibit D attached hereto.
SEC. 2 TERM
     A. The term of this Lease Agreement (the “Term”) shall commence on the date, subject to the terms of Exhibit D, Section 3 of this Lease Agreement, that is the later of (i) the date of Substantial Completion (as defined in Exhibit D), or (ii) April 1, 2010 or such earlier date as Tenant may designate upon no less than one hundred five (105) days’ written notice to Landlord (such date being herein referred to as the “Commencement Date”), and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the day preceding the tenth (10th) anniversary of the Rent Commencement Date (as defined in Schedule 1) (the “Expiration Date”).
     B. Notwithstanding the terms of this Section 2 or anything to the contrary contained in this Lease Agreement, Landlord shall not be obligated to commence construction of the interior build-out portion of the Improvements (the “Build-out”) until Landlord receives written notice (the “Build-out Notice”) from Tenant to commence construction of the Build-out and that Tenant requests Substantial Completion to occur on a date on or prior to April 1, 2010, which notice shall be delivered during the period between the Effective Date and December 5, 2009. In the event Tenant does not deliver to Landlord the Build-out Notice on or before December 5, 2009, Landlord shall deliver written notice (the “Warning Notice”) to Tenant of such failure. If Tenant does not deliver to Landlord the Build-out Notice within five (5) days after receipt of the Warning Notice, Landlord shall have the right to terminate this Lease Agreement, and as pursuant to terms that expressly survive the expiration or earlier termination of this Lease Agreement, the parties shall have not further rights or obligations hereunder. In the event Landlord terminates this Lease Agreement pursuant to the preceding sentence, Tenant shall, within five (5) business days after the date of such termination pay to Landlord as liquidated damages an amount equal to the sum of $69,000 and all amounts paid to Tenant by Landlord prior to such date pursuant to the terms of that certain Corporate Job Creation Agreement of even date herewith by and between Landlord and Tenant (the “Termination Fee”). Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s actual damages by way of loss of the costs of construction and financing, the costs of anticipated rent from the Leased Premises and the cost of re-bidding the Leased Premises to secure a new tenant, the difficulties of proof of loss and the inconvenience or nonfeasibility of Landlord otherwise having a remedy for such termination, the Termination Fee is a reasonable amount to be paid by Tenant for the failure to satisfy the conditions set forth in this Section 2. Further and without limiting the foregoing, Tenant hereby waives any right that it may have to challenge the amount of the Termination Fee or its appropriateness as an estimate of Landlord’s damages as a result of a termination of this Lease Agreement. Landlord’s right to receive the Termination Fee shall be Landlord’s sole and exclusive remedy as a result of the termination of this Lease pursuant to this Section 2.B. but shall not limit Landlord’s remedies with respect to the other provisions which expressly survive termination of this Lease Agreement. The terms and provisions of this Section 2.B. shall survive the expiration or earlier termination of this Lease Agreement.
     C. This Lease Agreement shall be effective as of the Effective Date and in the event Tenant or its agents, employees or contractors enters the Leased Premises prior to the Commencement Date in accordance with the terms of Exhibit D, Section 4 of this Lease Agreement, such entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the Rent Commencement Date.
SEC. 3 USE: The Leased Premises shall be used and occupied by Tenant (and any of its permitted subtenants and assignees) solely for the engineering, design, storage, warehouse, manufacturing, assembly, distribution and sale of medical devices produced by Tenant or its affiliates and for all related and associated purposes. Tenant shall not use the Leased Premises for any other uses without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding anything contained in this Lease Agreement to the contrary, but subject to Landlord’s representations and warranties set forth in Section 9.C., Tenant will not use, occupy, or permit the use or occupancy of the Leased Premises for any purpose which is, directly or indirectly, forbidden by federal, state or local laws, rules, statutes, regulations, court order or decision, governmental directives, restrictive covenants, ordinances, or governmental or municipal regulations or orders (“Laws”) or which may be dangerous to life, limb or property, or permit the maintenance of any public or private nuisance.
SEC. 4 SECURITY DEPOSIT: $38,333.33 payable on the Effective Date. Upon the occurrence of any Event of Default (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined) and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within sixty (60) days after the termination of this Lease Agreement and after Tenant provides written notice to Landlord of Tenant’s forwarding address; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Leased Premises if Tenant shall fail to deliver same at the termination of this Lease Agreement in the condition required under this Lease Agreement. Tenant shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of an Event of Default by Tenant. If Landlord assigns its interest in the Leased Premises during the Term hereof, Landlord may assign the security deposit to the assignee, and so long as such assignee assumes all of Landlord’s obligations under this Lease Agreement with respect to the security deposit thereafter Landlord shall have no further liability for the return of such security deposit, and Tenant agrees to look solely to the new Landlord for the return of such security deposit. The provisions of the preceding sentence shall apply to every transfer or assignment made of the security deposit to a new Landlord. Tenant agrees that it will not assign or encumber, or attempt to assign or encumber, the monies deposited hereunder as security, and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease Agreement by Tenant, Landlord may return the security deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive such security deposit or any part of the balance thereof.
SEC. 5 BASE RENT:
     A. Tenant shall pay to Landlord in advance, without demand, deduction or set off, except as provided in Section 55 and Section 14 of this Lease Agreement, a sum (the “Base Rent”) equal to the amounts for the corresponding intervals as indicated on Schedule 1 attached hereto.
     B. Installments of Base Rent shall be due monthly, in advance, on the first day of each calendar month following the Rent Commencement Date. Base Rent for the month in which the Rent Commencement Date occurs shall be due and payable on the Rent Commencement Date and Base Rent for any partial month shall be prorated.
     C. In addition to the foregoing Base Rent and the Additional Rent (as hereinafter defined) to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as Additional Rent all other sums payable by Tenant to Landlord hereunder, within ten (10) days after Landlord renders a statement therefor to Tenant. All Rent (as hereinafter defined) shall bear interest from five (5) days after the date due until paid at the greater of (i) two percent (2%) above the “prime rate” per annum of the JPMorgan Chase Bank, a New York banking corporation or its successor or such other “money center” as Landlord and Tenant may agree from time to time (“Chase”) in effect on said due date (or if the “prime rate” be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (ii) twelve percent (12%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by applicable Laws. In addition thereto, if Tenant has failed to pay Rent within five (5) days after the date when due, then, Tenant shall pay Landlord a “Late Charge” of one percent (1%) of the overdue amount. Notwithstanding the foregoing, with respect to Tenant’s first late payment of Rent in a consecutive twelve (12) month period, Tenant shall not be required to pay the Late Charge with respect to such late payment. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease Agreement that are impracticable or extremely difficult to fix. Landlord’s acceptance of a Late Charge does not waive Tenant’s default.
SEC. 6 ADDITIONAL RENT:
     A. In addition to Base Rent, Tenant shall pay, as Additional Rent, the cost of the Commercial General Liability Insurance that Landlord is required to maintain under Exhibit E of this Lease Agreement relating to the Leased Premises and all charges for any services, goods or materials furnished by Landlord at Tenant’s written request which are not required to be furnished by Landlord under this Lease Agreement (“Additional Rent” and, together with Base Rent, “Rent”). In the event Landlord maintains a blanket policy of Commercial General Liability Insurance, Landlord and Tenant agree that the costs therefor attributable to this Lease Agreement and to be characterized as Additional Rent hereunder shall be determined on a pro rata basis among the matters insured by such blanket policy. Notwithstanding the foregoing, during the periods in which the Pearland Economic Development Corporation is the Landlord hereunder, the term “Additional Rent” shall not include the cost of Landlord’s Commercial General Liability Insurance.
     B. Additional Rent under this Section 6 shall be payable by Tenant to Landlord in monthly installments equal to 1/12th of Landlord’s estimate of the annual Additional Rent. The initial monthly payments are based upon Landlord’s estimate of the Additional Rent for the year in question, and shall be increased or decreased annually to reflect the projected actual Additional Rent for that year. Within one hundred twenty (120) days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Additional Rent for such year. If Tenant’s total payments in respect of Additional Rent for any year are less than the actual Additional Rent for that year, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefor. If such payments made by Tenant are more than such actual Additional Rent for that year, Landlord shall, at Landlord’s option, either (i) credit such excess against Tenant’s next accruing Rent hereunder, or (ii) repay such excess to Tenant within thirty (30) days. There shall be no duplication of costs for reimbursements in calculating Additional Rent, and any excess retained by Landlord at the end of the Term shall be refunded to Tenant within thirty (30) days after the end of the Term. Upon request from Tenant, Landlord shall deliver to Tenant the invoice from Landlord’s insurance carrier documenting the cost of the Commercial General Liability Insurance.
     C. The first monthly installment (subject to proration, if any) of Additional Rent shall be due on the Rent Commencement Date; thereafter, monthly installments of such Additional Rent shall be due monthly, in advance, on the first day of each calendar month following the Rent Commencement Date. In connection with the first monthly installment of Additional Rent, Landlord shall provide to Tenant a written estimate of the Additional Rent that will be owed by Tenant, at least ten (10) days prior to the Rent Commencement Date.

     D. All payments and reimbursements required to be made by Tenant under this Lease Agreement shall constitute “Rent” (herein so called) and shall be payable without demand, deduction or set off, except as set forth in Section 55 and Section 14 of this Lease Agreement.
     E. Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Additional Rent and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Additional Rent. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED. Notwithstanding the foregoing, nothing set forth in this Section 6.E. shall be deemed to waive Tenant’s right to confirm that the Additional Rent charged to Tenant pursuant to the terms of Section 6.A. was calculated in accordance with the terms of Section 6.A.
SEC. 7 TAXES:
     A. Prior to the Rent Commencement Date, Landlord shall pay and discharge of record any delinquent Taxes (as hereinafter defined) owing with respect to periods prior to the Rent Commencement Date. Tenant shall pay, at least thirty (30) days prior to delinquency, all taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise) and any other taxes and improvement assessments due and payable for the Leased Premises (excluding, however, the costs of any assessments (i) levied of pending as of the Effective Date and (ii) levied after the Effective Date that were factored into the determination of the amount of Base Rent payable under this Lease Agreement, so as to prevent Tenant from paying the costs of such assessments as Base Rent and also paying such costs as Additional Rent), or its operation or the revenues or rents received therefrom (whether directly or indirectly through the use of a franchise, margin or other similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied) but excluding, however, federal and state taxes on income sales, transfer, estate or other similar tax in lieu of income, transfer or estate taxes (collectively, “Taxes”); provided, however, that if at any time during the Term, new taxes, assessments, levies, impositions or charges are imposed in lieu of amounts previously charged, or the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an increase to the tax rate thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Leased Premises or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied), then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the term “Taxes” to the extent that such substitute or additional tax would be payable if the Leased Premises were the only property of the Landlord subject to such tax. For greater certainty, Landlord and Tenant agree that the term “Taxes” will include all management district fees assessed against the Leased Premises. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that after the Effective Date (i) new taxes, assessments, levies, impositions or charges are imposed on rents received from the Leased Premises or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax) and (ii) the Law levying such new tax, assessment, levy, imposition or charges requires Landlord, as a landlord under a lease agreement, to pay such new tax, assessment, levy, imposition or charge, then the term “Taxes” shall not include such new tax, assessment, levy, imposition or charge, and Landlord shall be responsible therefor.
     B. From and after the Rent Commencement Date through the remainder of the Term, Tenant shall pay, or cause to be paid, all such Taxes directly to the taxing authority or other payee therefor. Such payment shall be completed at least thirty (30) days prior to the date on which Taxes would become delinquent, subject to Section 7D. below. If any Taxes legally may be paid in installments prior to delinquency, whether or not interest shall accrue on the unpaid balance thereof, Tenant shall have the option to pay such Taxes in installments, and Tenant shall be obligated to pay only such installments or portions thereof as shall be properly allocated to periods within the Term. Tenant shall furnish to Landlord, promptly upon receipt thereof, copies of all notices of Taxes. At least thirty (30) days prior to the applicable due date for Taxes, Tenant shall deliver to Landlord reasonable evidence of the payment thereof.
     C. Notwithstanding anything to the contrary herein, (a) all Taxes with respect to the fiscal year or tax year in which the Rent Commencement Date occurs shall be apportioned so that Tenant shall pay only the portion of the Taxes that is applicable to the period after the Rent Commencement Date and (b) all Taxes for the fiscal year or tax year in which the Expiration Date occurs shall be apportioned so that Tenant shall pay only the portion of such Taxes that are attributable to the period prior to the Expiration Date.
     D. Tenant’s Right to Contest Taxes.
     (i) Tenant shall have the right in its own name, and at its sole cost and expense, to contest the validity or amount, in whole or in part, of any Taxes, by appropriate proceedings timely instituted in accordance with any protest procedures permitted by applicable Governmental Authority (a “Tax Proceeding”); provided Tenant gives Landlord at least thirty (30) days prior notice of its intention to contest and diligently prosecute such contest by a Tax Proceeding and at all times effectively stays or prevents any non-judicial or judicial sale of any part of the Leased Premises or the leasehold state created by this Lease Agreement or any interest of Landlord in any of the foregoing, by reason of non-payment of any Taxes. Tenant shall diligently pursue all such Tax Proceedings in good faith. Further, Tenant shall, incident to any such Tax Proceeding, provide such bond or other security as may be required by the applicable Governmental Authority. Tenant shall indemnify, defend, and hold Landlord harmless from any and all such Taxes and all claims, costs, fees, and expense related to any such Taxes or Tax Proceeding, including any and all penalties and interest, and Tenant shall promptly pay any valid final adjudication enforcing any Taxes and shall cause any such final adjudication to be timely satisfied prior to any time period within which any non-judicial or judicial sale could occur to collect any such Taxes. As used herein, the term “Governmental Authority” means any federal, state, local or foreign governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof), including a local government corporation.
     (ii) Upon the entry of any determination, ruling or judgment in any Tax Proceedings, it shall be the obligation of Tenant to pay the amount of such Tax or part thereof, as is finally determined in such Tax Proceedings, the payment of which may have been deferred during the prosecution thereof, together with any claims, costs, fees, interest, penalties, charges or other liabilities in connection therewith. Nothing herein contained, however, shall be construed so as to allow such Tax to remain unpaid for such length of time as shall permit the Leased Premises or the leasehold estate created by this Lease Agreement, or any part thereof, to be sold or taken by any Governmental Authority for the non-payment of any Tax. Tenant shall promptly furnish Landlord with copies of all notices, filings and pleadings in all such Tax Proceedings. If Landlord chooses to participate in any such Tax Proceedings, then Landlord shall have the right, at its expense, to participate therein.
     (iii) Tenant at its expense may, if it shall so desire, endeavor at any time or times to obtain a reduction in assessed valuation of the Leased Premises for the purpose of reducing Taxes thereon. Tenant shall be authorized to collect any tax refund payable as a result of any proceeding Tenant may institute for any such reduction in assessed value and any such tax refund shall be the property of Tenant (unless the same was paid by Landlord and not reimbursed by Tenant).
     (iv) Tenant is obligated to notify each Governmental Authority imposing Taxes that all certificates, advices, bills or statements regarding Taxes should be sent directly to Tenant. Landlord hereby grants and gives permission to Tenant to render the Leased Premises from time to time during the Term.
     (v) Landlord shall not be required to join in any Tax Proceeding or other action or proceeding referred to in this Section 7D. unless required by Laws in order to make such action or proceeding effective, in which event any such action or proceeding may be taken by Tenant in the name of but without expense to Landlord, and TENANT HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM ALL COSTS, FEES, EXPENSES, CLAIMS, LOSSES OR

DAMAGES BY REASON OF, RELATED TO OR IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. To the extent such cooperation is required by applicable Governmental Authority for such Tax Proceeding, Landlord shall cooperate in any such Tax Proceeding as reasonably requested by Tenant, at Tenant’s sole cost and expense, whether or not Landlord is joined pursuant thereto, and Landlord agrees to take no action that would be materially adverse to Tenant in any such Tax Proceeding where Tenant seeks to reduce its obligation to pay Taxes.
     (vi) The certificate, advice, bill or statement issued or given by any Governmental Authority authorized by applicable Laws to issue the same or to receive payment of a Tax shall be prima facie evidence of the existence, non-payment or amount of such Tax.
     E. Notwithstanding anything to the contrary contained in this Lease and except as provided in Section 7D. above, in the event Tenant fails to pay any Tax payable by Tenant pursuant to the provisions of this Lease at least thirty (30) days before the date the same becomes delinquent and fails to deliver to Landlord reasonable evidence of such payment at least thirty (30) days before the date the same becomes delinquent, Landlord may, after giving Tenant ten (10) days’ notice of its intention to do so, pay or cause to be paid any such Tax which is delinquent and Tenant shall, within thirty (30) days following Landlord’s demand and notice, pay and reimburse Landlord therefor with interest thereon at the rate described in Section 5C from the date of payment by Landlord until repayment in full by Tenant.
SEC. 8 MAINTENANCE AND REPAIRS; UTILITIES:
     A. LANDLORD’S MAINTENANCE AND REPAIRS.
     (i) Landlord, at its sole cost and expense, without any reimbursement from Tenant except as set forth in Section 8.B. or elsewhere in this Lease Agreement, shall maintain the foundation, load bearing walls, roof, exterior surface of the outside walls (except window glass and signage) and other structural members of the Building (the “Structural Components”) in good condition and repair and in compliance with all Laws, unless the damage is due to the negligence of Tenant or its agent.
     (ii) Except as specifically provided in this Section 8A. or elsewhere in this Lease Agreement, Landlord shall not be responsible for maintaining all or any other portion of the Leased Premises.
     B. TENANT’S REPAIR AND MAINTENANCE.
     (i) Tenant, at its own cost and expense, shall (i) maintain all parts of the Leased Premises (other than those for which Landlord is responsible pursuant to the terms and conditions of Section 8A. above) in good condition and repair, and (ii) promptly make all necessary repairs and replacements to the Leased Premises (other than those for which Landlord is responsible pursuant to the terms and conditions of Section 8A. above), including, but not limited to, windows, glass and plate glass, wiring, applicable, corridors, lobbies, elevator foyers, restrooms, parking areas and similar areas of the Leased Premises, Building sprinkler systems, exterior doors, any special office entry, interior walls and finish work, interior doors and floor covering, utility connections, heating and air conditioning systems, light bulbs, fire protection systems serving the Building, plumbing work and fixtures, termite and pest extermination, and any damage due to vandalism or malicious mischief, unless the damage is due to the negligence of the Landlord or its agent.
     (ii) Any and all security of any kind for Tenant, Tenant’s agents, employees or invitees, the Leased Premises, or any personal property thereon (including, without limitation, any personal property of any sublessee) shall be the sole responsibility and obligation of Tenant, and shall be provided by Tenant at Tenant’s sole cost and expense. Tenant acknowledges and agrees that Landlord shall have no obligation or liability whatsoever with respect to same. Landlord shall not be liable for any loss, cost, damage or other liability arising directly or indirectly from security measures or the absence thereof with respect to the Leased Premises unless caused by the negligence or willful misconduct of Landlord. Tenant may, at Tenant’s sole cost and expense, install alarm systems in the Leased Premises provided such installation complies with the applicable terms of this Lease Agreement. Removal of such alarm systems shall be Tenant’s sole responsibility and, at Tenant’s sole cost and expense, shall be completed prior to lease termination and all affected areas of the Leased Premises shall be repaired and/or restored in a good and workmanlike manner to the condition that existed prior to such installation unless Landlord agrees that such system may remain.
     (iii) Tenant agrees, at its own cost and expense, to repair or replace any damage or injury done to the Leased Premises, or any part thereof, by Tenant or Tenant’s agents, employees, invitees, or visitors. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted.
     C. It is hereby agreed by Landlord and Tenant that any repairs or replacements that are necessary as a result of any casualty or condemnation, then the sections of this Lease Agreement governing casualty and condemnation shall control the responsibility and obligations of Landlord and Tenant.
     D. Tenant shall maintain the hot water equipment, the heating, air condition, and ventilation equipment and system (the “HVAC System”), the electrical system, the mechanical system and the plumbing system of the Leased Premises in good repair and condition and in accordance with applicable Laws and with such equipment manufacturers’ suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and systems in good working order. Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment and systems, each in compliance with Landlord’s reasonable specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. Notwithstanding the foregoing, if, throughout the Term, Tenant has maintained the HVAC System in a manner consistent with the manufacturer’s maintenance and repair standards therefor and the HVAC System needs to be replaced during the Term as determined by the contractor performing the preventive maintenance on such system as required herein and as verified by an independent HVAC contractor reasonably acceptable to Landlord and Tenant, then Landlord, at its sole cost and expense, shall purchase and install a replacement HVAC System consistent in capacity and quality to the HVAC System installed by Landlord as of the Commencement Date (the “Replacement HVAC System”). Landlord shall amortize the cost of the Replacement HVAC System over a period directed by Generally Accepted Accounting Principles and Tenant shall reimburse Landlord as Additional Rent for the annual amortization of such cost until the earlier of the (i) expiration of the Term or (ii) expiration of such amortization period for the Replacement HVAC System.
     E. Tenant shall be responsible for all sanitation and pest control relating to the Leased Premises.
     F. Landlord shall be responsible for any sewer availability charges or water availability charges payable for Tenant’s use of the Leased Premises. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, and other utilities and services used at the Leased Premises, together with any sales or use taxes, penalties, surcharges, and the like pertaining to the Tenant’s use of the Leased Premises and shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties (as defined on Exhibit E) from and against all costs (including attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to the provision of such utilities to the Leased Premises. If Tenant fails to pay any such amounts when due (and such failure continues for ten (10) days after receipt of written notice from Landlord of such failure), Landlord may do so, in which case, Tenant shall reimburse Landlord for all amounts paid by Landlord plus ten percent (10%) of such costs within ten (10) days after Landlord’s request therefor. Landlord will have no responsibility or liability for the interruption or cessation of any utility, service or amenity to the Leased Premises, nor shall any such interruption or cessation entitle Tenant to any abatement of Rent or be deemed to constitute a constructive eviction of Tenant. For greater certainty, Landlord and Tenant agree that nothing in this Section 8.F. shall relieve Landlord of its obligations set forth in Section 8.A. of this Lease Agreement.
SEC. 9 QUIET ENJOYMENT; RIGHTS RESERVED:

     A. Landlord covenants, warrants and represents to Tenant that Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.
     B. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents caused by or arising out of any new construction of improvements on lands adjacent to the Leased Premises, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord.
     C. Landlord represents and warrants to Tenant that, as of the Effective Date, (i) the Leased Premises are zoned appropriately for the Permitted Use, (ii) Landlord holds fee simple title to the Land and (iii) Landlord will deliver the Leased Premises to Tenant free and clear of all other tenancies and claims of rights to occupy the Leased Premises.
SEC. 10 ALTERATIONS:
     A. Tenant shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord. In addition, Tenant shall not be permitted to take x-rays or core drill or penetrate the floor of the Leased Premises without first obtaining the Landlord’s consent. The reasonable cost of any third party consultant or engineer hired by Landlord and approved by Tenant, such approval not to be unreasonably withheld, delayed or conditioned in connection with such work undertaken by Tenant shall be paid for by Tenant as Additional Rent hereunder. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord’s consent and prior to commencement of construction of the alterations or physical additions, Tenant shall deliver to Landlord the building permit (if a building permit is required to complete such alterations or additions), a copy of the executed construction contract covering the alterations and physical additions and evidence of contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional insureds. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord’s actual and reasonable costs (provided that prior to incurring such costs, Landlord shall deliver to Tenant a good faith estimate thereof, the parties acknowledging and agreeing, however, that Tenant’s reimbursement obligation with respect thereto shall not be limited to such estimate) incurred to compensate Landlord for the third party (such third party to be approved by Tenant in advance, such approval not to be unreasonably withheld, conditioned or delayed) cost of review and approval of the plans and specifications and for additional third party (such third party to be approved by Tenant in advance, such approval not to be unreasonably withheld, conditioned or delayed) administrative costs (provided that prior to incurring such costs, Landlord shall deliver to Tenant a good faith estimate thereof, the parties acknowledging and agreeing, however, that Tenant’s reimbursement obligation with respect thereto shall not be limited to such estimate) incurred in monitoring the construction of the alterations. If available, Tenant shall deliver to Landlord a copy of the “as-built” plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the reasonable third party (such third party to be approved by Tenant in advance, such approval not to be unreasonably withheld, conditioned or delayed) cost (provided that prior to incurring such costs, Landlord shall deliver to Tenant a good faith estimate thereof, the parties acknowledging and agreeing, however, that Tenant’s reimbursement obligation with respect thereto shall not be limited to such estimate) incurred by Landlord to update its current architectural plans for the Building.
     B. Notwithstanding the foregoing but subject to the other terms and conditions of this Section 9, Tenant may from time to time at its sole cost and expense make such alterations, additions, restorations, changes, replacements or installations (“Alterations”) in, of or to the interior of the Building as Tenant deems necessary or desirable; provided, however, Tenant shall not make or allow to be made any structural alterations to the Building or any other portion of the Leased Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Lease Agreement, the term “structural alterations” means alterations that affect the structure or the structural integrity of Building or any portion thereof, or alter the exterior appearance of the Building or any other portion of the Leased Premises, or affect the mechanical, electrical or plumbing systems of the Building.
     C. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith.
     D. Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Leased Premises in connection therewith other than Tenant’s leasehold estate under this Lease Agreement. However, should any mechanics’ or other liens be filed against any portion of the Leased Premises or any interest therein (other than Tenant’s leasehold estate hereunder) by reason of Tenant’s acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, which failure shall be deemed to be an Event of Default hereunder without the necessity of any further notice or cure period, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.
     E.  Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable Laws, excluding the Structural Components. Tenant acknowledges and agrees that neither Landlord’s review and approval of Tenant’s plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with Laws or release Tenant from its obligations under this Section 10D. The terms of this Section 10.E. shall not apply to Landlord’s initial construction of the Improvements as set forth in Exhibit D and Sections 52, 53, 54 and 56 of this Lease Agreement.
     F. Tenant shall be wholly responsible for any accommodations or alterations that are required by Laws to be made to the Leased Premises to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) (collectively, the “Accommodation Laws”); provided, however, that Landlord shall be wholly responsible for any accommodations or alterations that are required by Laws to be made to Structural Components.
     G. If (a) because of any act or omission of Landlord or anyone claiming by, through or under Landlord, or (b) by reason of any construction, alteration, repair or restoration of any part of the Leased Premises by Landlord, any mechanics’ or other lien, encumbrance, judgment lien or order for the payment of money or the performance of any act or thing, shall be filed against the Leased Premises or against Tenant (whether or not such lien or order is valid or enforceable as such), Landlord shall, at Landlord’s own cost and expense, cause the same to be canceled and discharged of record within thirty (30) days after Landlord’s receipt of notice thereof. In connection with Landlord’s obligations set forth in Exhibit D and Sections 52, 53, 54 and 56 of this Lease Agreement with respect to initial construction of the Improvements, Landlord to the extent not specifically prohibited by Laws, shall also indemnify and save harmless Tenant from and against any and all costs, expenses, claims, losses or damages, including, but not limited to, reasonable counsel fees charged by counsel of Landlord’s choice, resulting therefrom or by reason thereof.
SEC. 11 FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement (b) Tenant is not in default of any obligation or covenant under this Lease Agreement at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing within ten (10) business days after receipt of written notice from Tenant of alterations to the Leased Premises that do not require Landlord’s consent (or if written consent is required, then at the time Landlord grants its consent to such alteration), Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items), Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord in connection therewith and Tenant shall be deemed to be holding over pursuant to Section 26 below until such time as such items have been removed from the Leased Premises. This Section 11 shall survive the expiration or termination of this Lease Agreement. For greater certainty, Landlord and Tenant agree that no portion of the Building or the Improvements shall constitute Tenant’s trade fixtures, office supplies or movable office furniture or equipment for purposes of this Section 11.
SEC. 12 SUBLETTING AND ASSIGNMENT:
     A. In the event Tenant should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and reasonably sufficient information of the proposed sublessee or assignee regarding its intended use, financial condition and business operations) of such desire at least forty-five (45) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:
(1)	in the event such assignee or sublessee fails to meet the conditions set forth in subparagraph (3) below, to refuse to permit Tenant to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2)	to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; or

(3)	to permit Tenant to assign this Lease Agreement or sublet such space for the duration specified in such notice, such approval not to be unreasonably withheld if (a) the nature and character of the proposed assignee or sublessee and the principals thereof, their business and activities and intended use of the Leased Premises are in Landlord’s reasonable judgment consistent with the current standards of the Building (b) the form and substance of the proposed sublease or instrument of assignment are acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (c) Tenant enters into a written agreement with Landlord whereby it is agreed that any rent realized by Tenant as a result of said sublease or assignment in excess of the Base Rent and Additional Rent payable to Landlord by Tenant under this Lease Agreement and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Tenant credit for Tenant’s reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as Additional Rent hereunder, (d) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound and (e) the creditworthiness of the proposed assignee or sublessee and the principals thereof is acceptable to Landlord, in Landlord’s reasonable discretion.

     B. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant (provided that if the entity succeeding as Tenant hereunder shall have a tangible net worth equal to or greater than the tangible net worth of Cardiovascular Systems, Inc. as of the Effective Date, Cardiovascular Systems, Inc. shall not be required to be jointly and severally liable with respect to the performance of such obligation) all of the obligations of Tenant under this Lease Agreement to the extent accruing after the effective date of the assignment or subletting, as to the space transferred to it, (ii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in accordance with this Lease Agreement, and (iii) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Tenant shall, upon demand, reimburse Landlord for all reasonable third party (such third party to be approved by Tenant in advance, such approval not to be unreasonably withheld, conditioned or delayed) costs and expenses (provided that prior to incurring such costs and expenses, Landlord shall deliver to Tenant a good faith estimate thereof, the parties acknowledging and agreeing, however, that Tenant’s reimbursement obligation with respect thereto shall not be limited to such estimate) incurred by Landlord in connection with a request made by Tenant pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee, all legal costs reasonably incurred in connection with the granting of any requested consent and a charge reasonably determined by Landlord to cover in-house time spent in respect of such request.
     C. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Tenant’s mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by merger or operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Tenant, each of which shall be ineffective and void and shall constitute an Event of Default under this Lease Agreement unless consented to by Landlord in writing in advance. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the membership interests of Tenant (if Tenant is a limited liability company) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the Term, shall be deemed to be an assignment of this Lease Agreement; provided that the terms of the foregoing clause shall be limited to periods in which the shares of Tenant are not traded on an exchange.
     D. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to enter into an assignment of this Lease or a sublease of the Leased Premises, without Landlord’s consent, to any subsidiary corporation of Tenant that is owned and controlled by Tenant, any entity succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or to an entity to which all or substantially all of the assets of Tenant have been sold; provided, however, that, as conditions to such permitted assignments and subleases, (i) the entity succeeding as Tenant hereunder shall have a tangible net worth equal to or greater than the tangible net worth of Cardiovascular Systems, Inc. as of the date of the transfer and (ii) Cardiovascular Systems, Inc. (to the extent Cardiovascular Systems, Inc. exists as an entity following such a consolidation or merger) shall be jointly and severally liable with such assignee or sublessee for all obligations of Tenant under this Lease Agreement.
SEC. 13 FIRE AND CASUALTY:
     A. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. In the event such a fire or other casualty occurs during the last five (5) years of the initial ten (10) year Term or during either of the Extended Terms and (i) results in total or substantial damages to or destruction of the Improvements, or (ii) results in the Leased Premises being untenantable in whole or in substantial part and the reasonable estimation of a contractor reasonably approved by Landlord and Tenant as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises exceeds six (6) months from the time such work is commenced, then in either event, Tenant shall have a right to terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant. Subject to reasonable delays for insurance adjustments, Tenant shall give Landlord written notice of its decisions, estimates or elections under this Section 13 within sixty (60) days after any such damage or destruction.
     B. Any net insurance proceeds payable with respect to the casualty shall be paid directly to Tenant and may be used by Tenant only for the repair or reconstruction of the Improvements to a like or better condition than existed prior to such damage or destruction; provided, however, that if an Event of Default has occurred and is continuing at the time of such casualty or at any time thereafter, all such insurance proceeds shall be paid directly to Landlord and disbursed, subject to terms and conditions that Landlord in its sole discretion deems appropriate given the circumstances, to Tenant for the repair or reconstruction of the Improvements. Notwithstanding anything contained in this Section 13, Tenant shall not be required to expend more to reconstruct, restore and repair the Improvements than the amount actually received (plus deductibles) from the proceeds of the property insurance carried by Tenant, so long as (i) Tenant has maintained policies of insurance consistent with the terms and conditions of this Lease and (ii) Tenant delivers to Landlord written notice thereof at least thirty (30) days prior to commencing the reconstruction, restoration and repair of the Improvements. In the event Tenant will not reconstruct, restore and repair the Improvements to its condition prior to the casualty, Landlord shall have the right to terminate this Lease Agreement upon delivery of written notice to Tenant, delivered within thirty (30) days following the date Tenant delivers to Landlord written notice of the amount of available insurance proceeds and the condition to which Tenant desires to reconstruct, restore and repair the Improvements. If such proceeds are more than sufficient to reconstruct, restore and repair the Improvements to its condition prior to the casualty, the surplus shall belong to and be returned to Tenant; provided, however, that if a monetary Event of Default or Event of Default that could be cured with the payment of money exists at such time, Landlord shall direct such surplus to cure such Event(s) of Default and any surplus remaining after the cure thereof shall be delivered to Tenant. Should Landlord or Tenant terminate this Lease Agreement in accordance with the terms of this Section 13.B., the insurance proceeds shall belong to Landlord and Tenant shall have no claim to such proceeds, except proceeds attributable to the trade fixtures, equipment and personal property of Tenant, provided that in no event shall any portion of the Improvements be considered the trade fixtures, equipment and personal property of Tenant for purposes of such an allocation of proceeds. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto which consent shall not be unreasonably withheld, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of this Lease Agreement.
     C. Tenant shall not have any right under this Lease Agreement, and hereby waives all rights under applicable law, if any, to abate, reduce or offset Rent by reason of any damage or destruction of the Leased Premises by reason of an insured or uninsured casualty.
SEC. 14 CONDEMNATION:
     A. If all of the Leased Premises is taken or condemned, or acquired under threat of condemnation, by or at the direction of any Governmental Authority (a “Taking” or “Taken”, as the context requires) during the last five (5) years of the initial ten (10) year Term or during either of the Extended Terms, or if so much of the Leased Premises is Taken that, in Tenant’s reasonable opinion, the remainder cannot be used for the Permitted Use, or if the awards payable to Landlord as a result of any Taking are, in Tenant’s reasonable opinion, inadequate to restore the remainder to an economically viable building, Tenant may, at its election, exercisable by the giving of written notice to Landlord within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later). If this Lease Agreement is not terminated as a result of a Taking, (i) Landlord shall restore the Leased Premises remaining after the Taking to a tenantable condition; provided however that Landlord shall not be required to expend more to reconstruct, restore and repair the Building than the amount of condemnation awards, proceeds, compensation or other payments actually received by Landlord, and (ii) and the Base Rent shall be reduced proportionately to the portion of the Improvements so taken. Unless covered by business interruption policy of insurance required to be carried by Tenant pursuant to the terms of Exhibit E to this Lease Agreement, during the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Leased Premises or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same.

Tenant shall have the right to assert a separate claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s movable personal property, trade fixtures and equipment.
SEC. 15 DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease Agreement:
     A. The failure of Tenant to pay any Rent within ten (10) days after receipt of written notice from Landlord of Tenant’s failure to pay such Rent on the due date therefor under this Lease Agreement;
     B. The failure of Tenant to perform, comply with or observe any of the other covenants or conditions contained in this Lease Agreement and the continuance of such failure for the period of time as may be specified elsewhere in this Lease Agreement for such specific covenant or condition, or should no period of time be specified elsewhere in this Lease Agreement with respect to such specific covenant or condition, a period of ten (10) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said ten (10) day period despite Tenant’s diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said ten (10) day period and/or the continuance of such failure for a period of one hundred twenty (120) days notwithstanding Tenant’s efforts to cure;
     C.  Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease Agreement pursuant to Section 24 or an estoppel certificate pursuant to Section 35;
     D. The failure of Tenant to occupy the Leased Premises during the entire Term for a period of twelve (12) consecutive months (other than reasonable cessations of operations in connection with fires or other casualties as described in Section 13 or a Taking as described in Section 14), provided that intermittent operations not exceeding six (6) consecutive months in duration shall not serve to interrupt the running of such twelve (12) month period;
     E. The filing of a petition by or against Tenant of Tenant’s obligations under this Lease Agreement (i) naming Tenant or as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease Agreement, or (iii) to reorganize or modify Tenant’s capital structure, to the extent such petition is not removed or rescinded within ninety (90) days after the filing date;
     F. The admission by Tenant in writing of its inability to meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors;
     G. The attempt by Tenant to assign this Lease Agreement or to sublet all or any part of the Leased Premises without the prior written consent of Landlord in accordance with Section 12, to the extent Landlord’s consent was required; or
     H. The failure by Tenant to comply with the insurance requirements set forth in Exhibit E.
SEC. 16 REMEDIES OF LANDLORD: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided under applicable Laws or in equity:
     A. Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys’ fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5C., (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased

Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions, tenant improvement allowances and attorneys’ fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.
     B. Terminate Tenant’s right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Subject to Section 16E. below, Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises). Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5C., the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant’s right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.
     C. Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant. The provisions of this Section 16.C are intended to override and control any conflicting provisions of the Texas Property Code.
     D. Make any payment or perform any act on Tenant’s part to cure such Event of Default without waiving or releasing Tenant from any obligations. All sums so paid by Landlord and all costs incurred by Landlord in taking such action plus interest thereon at the lesser of ten percent (10%) per annum or the highest rate then allowed under Laws shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.
     E. In connection with the exercise by Landlord of its rights and remedies in respect of any Event of Default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Laws to mitigate damages, or to use efforts to do so, Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by Laws to do so, because:
(1)	Landlord leases other property owned by Landlord prior to re-letting the Leased Premises;

(2)	Landlord refuses to relet the Leased Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this Lease Agreement,

“affiliate” shall mean and refer to any person or entity controlling, under common control with, or controlled by, the party in question);

(3)	Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;

(4)	Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not of a type and nature reasonably deemed acceptable by Landlord

(5)	Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(6)	Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Leased Premises or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party; or

(7)	Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;
and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (7) above, both inclusive, of this sentence are reasonable grounds for Landlord’s refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord’s refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement.
SEC. 17 WAIVER OF LANDLORD’S LIEN: Landlord hereby expressly, unconditionally and irrevocably waives any and all liens, express or implied, statutory, constitutional or contractual, that would or might otherwise secure the performance by Tenant of its obligations under this Lease Agreement.
SEC. 18 NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord’s rights hereunder. Waiver by Landlord of any right for any Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.
SEC. 19 COMPLIANCE WITH LAWS: Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all Laws relating to the use, condition or occupancy of the Leased Premises.
SEC. 20 ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Leased Premises, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder. Furthermore, Tenant specifically agrees to look solely to Landlord’s interest in the Leased Premises, including, without limitation, all rents and insurance proceeds, for the recovery of any judgment from Landlord, it being agreed that the Landlord Parties shall never be personally liable for any such judgment.
SEC. 21 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future Laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this

Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
SEC. 22 SIGNS: Other than the signage expressly referred to in the Construction Drawings (as defined in Exhibit D), Tenant shall not place, install or attach any signage, window or door lettering, decals, window or storefront stickers, advertising media of any type, exterior lights, or exterior decorations, balloons, flags, pennants, banners, paintings, or bars on windows, or security installations on or to the Leased Premises or the Building without Landlord’s prior written approval, which shall not be unreasonably withheld. Other than the signage expressly referred to in the Construction Drawings, or otherwise consented to by Landlord, Tenant shall repair, paint, and/or replace any portion of the Leased Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Landlord shall not be required to notify Tenant of whether it consents to any sign until it has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and has had a reasonable opportunity to review them.
SEC. 23 SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.
SEC. 24 SUBORDINATION; NONDISTURBANCE:
     A. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Leased Premises or any interest of Landlord therein, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, however, at Landlord’s request, Tenant shall execute promptly any appropriate certificate or instrument that Landlord may request. In the event of the enforcement by the ground lessor, the trustee, the beneficiary or the secured party under any such ground lease, mortgage, deed of trust or security agreement of the remedies provided for by Laws or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon request of the ground lessor or any person or party succeeding to the interest of Landlord as a result of such enforcement, will automatically become the Tenant of such ground lessor or successor in interest without any change in the terms or other provisions of this Lease Agreement; provided, however, that the obligations of such ground lessor or successor in interest shall be as set forth in a subordination, nondisturbance and attornment agreement delivered pursuant to Section 24.C or 24.D below and in no event shall such ground lessor or successor in interest be (a) bound by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease Agreement, unless received by such ground lessor or successor, (b) bound by any amendment or modification of this Lease Agreement made without the written consent of such ground lessor or such successor in interest (c) liable for any previous act or omission of the Landlord unless such ground lessor or successor in interest, after acquiring succeeding to the interest of Landlord under this Lease Agreement, shall fail to cure any default by Landlord within the time periods set forth in this section, (d) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against the Landlord, unless such ground lessor or successor in interest, after acquiring succeeding to the interest of Landlord under this Lease Agreement, shall fail to cure any default by Landlord within the time periods set forth in this section, (e) required to account for any security deposit of Tenant other than any security deposit actually delivered to lender by Landlord and (f) responsible for any monies owing by Landlord to Tenant. Upon request by such ground lessor or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth. Notwithstanding anything contained in this Lease Agreement to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease Agreement, Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the lessor under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said lessor and holder(s) fail to cure or cause to be cured said default within thirty (30) days from the receipt of such notice from Tenant.
     B. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.
     C. It shall be a condition precedent to Tenant’s obligation to subordinate this Lease Agreement to any current or future lien, encumbrance, easement, deed of trust or ground lease of any ground lessor or mortgagee that such ground lessor or mortgagee enter into a subordination, non-disturbance and attornment agreement in a reasonable and customary form with Tenant which includes and recognizes the terms of this Lease Agreement and provides that: (a) so long as Tenant is not in default after the expiration of any applicable notice and grace period, this Lease Agreement shall not be terminated nor shall the rights or remedies of Tenant hereunder or its use or occupancy of the Leased Premises be disturbed or interfered with or otherwise affected in any manner as a result of any breach of or default under the mortgage; (b) all condemnation awards and proceeds of insurance shall be applied in the manner reasonably acceptable to Tenant and such ground lessor or mortgagee and (c) neither such holder nor any other holder of such mortgage shall name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce, nor will this Lease Agreement be terminated (except as permitted by the provisions of this Lease Agreement) or otherwise affected by foreclosure or enforcement of, any rights given to any holder of said mortgage pursuant to the terms, covenants or conditions contained therein or in any other documents held by any such holder or otherwise given to any holder as a matter of law or equity.
     D. Prior to the Commencement Date, Landlord, Tenant and any existing mortgagee or ground lessor of the Leased Premises shall enter into a reasonable and customary subordination, non-disturbance and attornment agreement consistent with the terms of this Section 24, including, without limitation, provisions for the application of casualty and condemnation awards.
SEC. 25 RESERVED:
SEC. 26 HOLDING OVER: In the event of holding over by Tenant with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to one hundred fifty percent (150%) of the Rent payable by Tenant for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties against all claims for damages against the Landlord Parties as a result of Tenant’s possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement. IN NO EVENT SHALL THE TENANT PARTIES BE LIABLE FOR, AND LANDLORD HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS SECTION 26.
SEC. 27 INDEPENDENT OBLIGATION TO PAY RENT:

     A. Subject to the terms and conditions of Sections 54 and 14 of this Lease Agreement, it is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.
     B. Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the Rent or any other sums payable under this Lease Agreement.
SEC. 28 RELEASE AND WAIVER: INDEMNITY:
     A. Except to the extent caused by the negligence or willful misconduct of the Landlord Parties, Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including attorneys’ fees and necessary litigation expenses (collectively, the “Claims”), arising from use, occupancy or enjoyment by the Tenant Parties and its servants, customers, licensees and invitees of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done, permitted, omitted or suffered by the Tenant Parties and its servants, customers, licensees and invitees in or about the Leased Premises, and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of the Tenant Parties or any of its servants, customers, licensees and invitees. In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant’s sole cost and expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 28 shall survive the expiration or earlier termination of this Lease Agreement.
     B. Except to the extent caused by the negligence or willful misconduct of the Tenant Parties, and to the extent not specifically prohibited by Laws, Landlord hereby agrees to indemnify, protect, defend and hold the Tenant Parties harmless from and against any and all Claims arising from any activity, work or thing done, permitted, omitted or suffered by the Landlord Parties and its servants, customers, licenses and invitees in or about the Leased Premises, and Landlord further agrees, to the extent not specifically prohibited by Laws, to indemnify, protect, defend and hold the Tenant Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of the Landlord Parties or any of its servants, customers, licensees and invitees. In case any action or proceeding shall be brought against the Tenant by reason of any such Claim, Landlord, upon notice from Tenant, shall provide a separate defense to same at Landlord’s sole cost and expense by counsel reasonably satisfactory to Tenant. The indemnity obligations of Landlord under this Section 28 shall survive the expiration or earlier termination of this Lease Agreement.
     C. Except as otherwise set forth herein, Landlord shall not be liable or responsible to Tenant for (a) any loss or damage to any property or person occasioned by theft, criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord’s control, or (b) any damage or inconvenience which may arise through repair or alteration of any part of the Building made necessary by virtue of any such cause; provided, however Landlord shall use commercially reasonable efforts to minimize such damage or inconvenience to Tenant.
As used herein, the term “Tenant Parties” means (a) Tenant, (b) any lender whose loan is secured by a lien against Tenant’s interest in the Leased Premises or the property of Tenant therein, (c) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (d) any directors, officers, employees, agents, or contractors of such persons or entities are named as additional insureds.
SEC. 29 INSURANCE: Landlord and Tenant shall satisfy the insurance requirements as more particularly described on Exhibit E attached hereto and made a part hereof for all purposes. In no event shall Tenant’s liability under this Lease Agreement be limited by the amount of insurance required to be carried under Exhibit E.

SEC. 30 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord’s request, to execute a recordable memorandum of this Lease Agreement.
SEC. 31 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice, notification or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and (i) delivered personally, (ii) sent by Certified or Registered Mail, postage prepaid, with a copy also sent by facsimile or (iii) sent by a reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	Pearland Economic Development Corporation
3519 Liberty Drive
Pearland, Texas 77581
Attention: Executive Director
Telephone: (281) 652-1627
Facsimile: (281) 412-2659

To the Tenant:	At the address noted for Tenant on the signature page hereof and from and after the Commencement Date, at the address of the Leased Premises.
Such addresses may be changed from time to time by either party by serving written notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, five (5) business days after it shall have been mailed as provided in this Section 31 or if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine, whichever is earlier.
SEC. 32 MEMORANDUM OF COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord within ten (10) days after Landlord’s request an Acceptance of Leased Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit B attached hereto and made a part hereof for all purposes.
SEC. 33 INSPECTION: Landlord and Landlord’s agents and representatives may enter the Leased Premises during normal business hours and upon 24 hours’ notice (except in an emergency, in which case only reasonable notice considering the type of emergency shall be required) to inspect the Leased Premises; to make such repairs as may be required or permitted under this Lease Agreement; to perform, at its election and subject to the terms of this Lease Agreement, any unperformed obligations of Tenant hereunder; and to show the Leased Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last twelve (12) months of the Term, Landlord may erect a sign on the Leased Premises indicating that the Leased Premises are available. In connection with its exercise of such rights, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operation in the Leased Premises, including, but not limited to, evaluating whether to schedule such maintenance and repair work after Tenant’s normal business hours if the performance thereof could be reasonably expected to interrupt Tenant’s manufacturing operations within the Leased Premises.
SEC. 34 BROKERS: Each party warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. To the extent not specifically prohibited by Laws, each party agrees to indemnify, defend (with counsel reasonably acceptable to the other party) and hold harmless the other party from and against any liability from all claims for commissions, finder’s fee or other compensation by brokers or agents acting by or through the indemnifying party and arising from the negotiation of this Lease Agreement.
SEC. 35 ESTOPPEL CERTIFICATES: From time to time after Tenant accepts the Leased Premises, within ten (10) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit C or in such other form and substance satisfactory to Landlord (herein called “Tenant’s Estoppel Certificate”), certifying to all or any part of the information provided for in Exhibit C as is requested by Landlord and any other information reasonably requested by Landlord.
SEC. 36 ANTI-TERRORISM LAWS: Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the Term, in violation of any Laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a Specially Designated National and Blocked Person on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 51.
SEC. 37 BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as Additional Rent, the sums and economic consideration described in 12A. Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant’s obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute Rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.
SEC. 38 RESERVED:
SEC. 39 HAZARDOUS SUBSTANCES:
     A. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, contained or disposed of on or in the Leased Premises by Tenant, Tenant’s agents, employees, contractors or invitees in violation of Environmental Laws (as hereinafter defined). Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Leased Premises, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) from or in connection with the presence of any Hazardous Substance on or under the Leased Premises (i) attributable to periods from and after the Commencement Date, unless the Hazardous Substance is present solely as a result of the acts of Landlord, its officers, employees or agents or (ii) attributable to periods prior to the Commencement Date if such Hazardous Substance is present solely as a result of the acts of Tenant, its officers, employees or agents. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the Leased Premises or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises in Violation of Environmental Laws that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to address such violation in compliance, and cause the Leased Premises to comply, with Environmental Laws; provided, however, Tenant must obtain Landlord’s prior written approval for any such remedial action which approval shall not be unreasonably withheld. Tenant shall be responsible for the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Tenant of a Hazardous Substance under Environmental Laws. The indemnity obligations of Tenant under this Section 39 shall survive the expiration or earlier termination of this Lease Agreement.
     B. As used herein, “Hazardous Substance” means any substance (i) that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal Laws, and includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste”, “hazardous substance” or a “hazardous material” pursuant to any such Laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof, (ii) any substance which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents and (iii) all biohazardous, infectious and medical waste. Notwithstanding anything in this Section 39 to the contrary, “Hazardous Substances” shall not include materials commonly used in the ordinary operations of a comparable building, including, without limitation, the use of an acid wash to sterilize materials, provided that (1) such materials are used and properly stored in the Leased Premises in quantities ordinarily used and stored in comparable office space, (2) such materials are not introduced into the Building’s plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) such materials are in strict compliance with Laws. As used herein, “Environmental Laws” means all applicable federal, state or local laws, regulations, orders, judgments and decrees regarding health, safety or the environment.
     C. Tenant hereby acknowledges that it has received and reviewed the Phase I Environmental Site Assessment dated August, 2003 prepared by Terra-Mar, Inc. as TMI Project Number HN 03-056 (the “Environmental Report”). Landlord represents and warrant to Tenant that, to Landlord’s knowledge as of the Effective Date, no Hazardous Substances have been used, stored, generated, contained or disposed of on or in the Leased Premises except as set forth in the Environmental Reports. To the extent not specifically prohibited by Laws, Landlord agrees to indemnify, defend and hold Tenant and its officers, employees, and agents harmless from any claim, judgments, damages, penalties, fines, costs, liabilities or losses from or in connection with the presence of any Hazardous Substance on or under the Leased Premises (i) attributable to periods prior to the Commencement Date, unless the Hazardous Substance is present solely as a result of the acts of Tenant, its officers, employees or agents or (ii) attributable to periods from and after the Commencement Date if the Hazardous Substance is present solely as a result of the acts of Landlord, its officers, employees or agents. The indemnity obligations of Landlord under this Section 39 shall survive the expiration or earlier termination of this Lease Agreement.
SEC. 40 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES: Wherever in this Lease Agreement Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. IN NO EVENT SHALL THE LANDLORD PARTIES BE LIABLE FOR, AND TENANT HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.
SEC. 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant’s rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this “Transaction”) and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the “DTPA”). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant’s counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 41) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant’s family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.
SEC. 42 ATTORNEYS’ FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party’s reasonable attorneys’ fees.
SEC. 43 AUTHORITY OF PARTIES: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (ii) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (iii) the person executing this Lease Agreement was authorized to do so and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant.
     B. Landlord represents and warrant to Tenant that (i) Landlord is a corporation operating under Chapter 505 of the Texas Local Government Code, (ii) Landlord has full right and authority to execute, deliver and perform this Lease Agreement, (iii) the person executing this Lease Agreement was authorized to do so and (iv) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Landlord (the Parties agreeing that a copy of minutes from meetings of the City Council of the City of Pearland, Texas approving this Lease Agreement will be sufficient to satisfy the obligation set forth in this subsection (iv)).
SEC. 44 INABILITY TO PERFORM: Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of such party (Tenant’s or Landlord’s financial inability, such as inability to obtain financing or lack of capital, excepted) (“Force Majeure”); provided, however, nothing in this Section 44 shall excuse Tenant from the prompt payment of any Rent or other charge required of Tenant hereunder. In addition, any party asserting that an event of Force

Majeure has occurred must deliver to the other party written notice of such an event within fifteen (15) days after the commencement of the event. Such notice must include a reasonably detailed description of the event together with the anticipated period of delay.
SEC. 45 JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Tenant.
SEC. 46 EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant’s consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.
SEC. 47 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, or the enforcement of any remedy under any applicable Laws. If Landlord commences any summary proceeding against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.
SEC. 48 CALCULATION OF TIME PERIODS: Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.
SEC. 49 RENEWAL OPTIONS: Tenant shall have, and is hereby granted, the options (the “Renewal Options”) to extend the Term of this Lease Agreement for two (2) additional periods of five (5) years each (as applicable, the “Extended Term”) upon and subject to the following terms, conditions and provisions:
     A. The Renewal Options may only be exercised by Tenant giving irrevocable written notice thereof to Landlord no earlier than fourteen (14) months nor later than nine (9) months prior to the expiration of the then current Term of this Lease Agreement. If Tenant fails to give Landlord such written notice of exercise of such Renewal Option within such specified time period, Tenant shall be deemed to have elected not to exercise, and to have waived, such Renewal Option and the Renewal Option shall automatically terminate and expire and be of no further force and effect. It is expressly agreed that Tenant shall not have the option to extend the Term of this Lease Agreement beyond the Extended Term. If Tenant exercises either of the Renewal Options, such Extended Term shall commence immediately upon the expiration of the then current Term of this Lease Agreement (as applicable, the “Extended Term Commencement Date”).
     B. If Tenant exercises either of the Renewal Options (in accordance with and subject to the provisions of this Section 49), the Extended Term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease Agreement except for any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term (including, without limitation, the right to renew the Term of this Lease Agreement beyond the Extended Term) and except that (i) the annual Base Rent during the applicable Extended Term shall be equal to the Prevailing Market Rental Rate (as defined and determined in accordance with Section 50 below) at the time Tenant exercises such Renewal Option, and (ii) the Leased Premises and all leasehold improvements relating thereto will be provided in the condition they exist (i.e., “AS IS” and “WITH ALL FAULTS”) on the Extended Term Commencement Date, and this Lease Agreement shall be deemed to have been automatically amended as of the Extended Term Commencement Date in accordance with this Section 49. Tenant and Landlord shall promptly (but in no event longer than fifteen (15) days after Landlord’s submission of the amendment to Tenant) execute and deliver an appropriate amendment of this Lease Agreement to evidence such terms following commencement of the Extended Term.

     C. Notwithstanding any provision herein to the contrary, Tenant shall not have the right to extend the Term of this Lease Agreement pursuant to this Section 49 and such right shall automatically terminate and be of no further force and effect if, at the time Tenant exercises such Renewal Option or on the Extended Term Commencement Date, Tenant is in default under this Lease Agreement beyond any applicable grace period.
SEC. 50 PREVAILING MARKET RENTAL RATE DETERMINATION:
     A. As used in this Lease Agreement, the term “Prevailing Market Rental Rate” means, as to any space subject to this Lease Agreement for which it is being determined (the “Subject Premises”), the annual amount of “gross” rental that a willing tenant would pay in a similar type transaction (i.e., renewal) and a willing landlord would accept in arm’s length, bona fide negotiations for lease of the subject premises to be executed at the time of determination and to commence on the commencement of the subject lease term, based upon other lease transactions made in the Building and other comparable buildings in the Houston, Texas metropolitan area, taking into consideration all relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the building (taking into consideration renovations); (ii) use and size of the space in question; (iii) extent of leasehold improvement allowances (considering existing improvements); (iv) the amount of any abatement of rental or other charges; (v) lease takeovers/assumptions; (vi) refurbishment and repainting allowances; (vii) any and all other concessions or inducements; (viii) extent of services provided or to be provided; (ix) distinction between “gross” and “net” lease; (x) any other adjustments (including by way of indexes) to base rental; (xi) credit standing and financial stature of the tenant or subtenant; and (xii) length of term.
     B. Within fifteen (15) days after receipt of Tenant’s notice of exercise of the Renewal Option, Landlord will notify Tenant in writing of its determination of the Prevailing Market Rental Rate for the Subject Premises. Tenant shall deliver written notice to Landlord within fifteen (15) days after receipt of Landlord’s Prevailing Market Rental Rate determination that it either (i) accepts Landlord’s determination of the Prevailing Market Rental Rate or (ii) rejects Landlord’s determination of Prevailing Market Rental Rate. In the event Tenant rejects the Landlord’s determination of the Prevailing Market Rental Rate for the Renewal Option in accordance with the preceding sentence, Tenant and Landlord shall negotiate in good faith for the ensuing thirty (30) days in order to reach agreement on the Prevailing Market Rental Rate for the Renewal Option. If at the end of this thirty (30) day period, Tenant and Landlord are unable to mutually agree with respect to the Prevailing Market Rental Rate for the Extended Term, then (i) the parties shall proceed with the arbitration process described in Section 50C. below to determine the Prevailing Market Rental Rate with respect to the Subject Premises or (ii) Tenant may choose to terminate negotiations of the Prevailing Market Rental Rate by delivery of written notice to Landlord within five (5) days after the expiration of such thirty (30) day period and the Expiration Date shall be the last day of the initial ten year Term or the last day of the first Extended Term, as applicable.
     C. If at the end of the thirty (30) day period described above Tenant and Landlord are unable to mutually agree with respect to the Prevailing Market Rental Rate for the Extended Term and Tenant does not exercise its right to terminate negotiations as set forth in Section 50B, then Landlord and Tenant shall each nominate and appoint a Qualified Broker (as defined below) to determine the Prevailing Market Rental Rate for the Subject Premises. Upon the appointment of the two (2) Qualified Brokers, they shall be instructed to separately, fairly and impartially determine the Prevailing Market Rental Rate for the Subject Premises. The two (2) Qualified Brokers shall afford to Landlord and Tenant the right to submit evidence with respect to such rate and each Qualified Broker shall, with all possible speed, make his determinations and deliver a written report thereof to Landlord and Tenant within thirty (30) days after his appointment. If the higher of the two (2) Prevailing Market Rental Rate determinations is not more than one hundred five percent (105%) of the lower determination, the average of the rates so determined shall be binding upon Landlord and Tenant and shall be the Prevailing Market Rental Rate for purposes of the Subject Premises. If the higher determination is more than one hundred five percent (105%) of the lower determination, the two (2) Qualified Brokers shall within five (5) days after both of such Qualified Brokers have submitted their written reports to Landlord and Tenant select by mutual agreement a third (3rd) Qualified Broker and give written notice of such appointment to Landlord and Tenant. If the two (2) Qualified Brokers fail to agree upon the third Qualified Broker within said five (5) day period, a third (3rd) Qualified Broker shall be selected by mutual agreement of Landlord and Tenant within a further period of five (5) days. If Landlord and Tenant cannot so agree on the third (3rd) Qualified Broker, then either Landlord or Tenant may elect to have the third Qualified Broker appointed by any Federal District Judge for the Southern District of Texas. The third (3rd) Qualified Broker shall be instructed to fairly and impartially determine which of the two (2) original Qualified Broker’s determination of the Prevailing Market Rental Rate most closely approximates his determination thereof, and the original Qualified Broker’s determination so selected shall be binding upon Landlord and Tenant and shall be the Prevailing Market Rental Rate for purposes of the Subject Premises. The fees and expenses of all of the Qualified Brokers shall be divided equally between Landlord and Tenant. If any Qualified Broker appointed as aforesaid shall thereafter become unable or unwilling to act, such Qualified Broker’s successor shall be appointed in the same manner as provided in this Section 50C. for the appointment of that Qualified Broker.
     D. As used herein, the term “Qualified Broker” means a real estate broker who (i) is licensed in the State of Texas, (ii) has been actively and continuously engaged in leasing space in other comparable buildings in Southeast Texas for not less than the previous ten (10) year period, (iii) during the preceding three (3) year period has individually represented a party to a comparable space lease of at least 50,000 square feet; and (iv) has not represented Landlord or Tenant during the preceding five (5) year period.
SEC. 51 PURCHASE OPTION:
     A. Tenant shall have the right (the “Purchase Option”) to purchase, subject to the terms and conditions contained herein, all, but not less than all, of the Leased Premises, together with all of Landlord’s right, title and interest appurtenant thereto (the Leased Premises and rights described above in this Section 51 being herein referred to as the “Purchase Option Property”). The Purchase Option shall be in effect from the Commencement Date until the sixty-first (61st) day preceding the tenth (10th) anniversary of the Commencement Date (the “Purchase Option Period”). Provided Tenant is not in default hereunder (after the expiration of any applicable notice and cure periods), Tenant may exercise the Purchase Option by execution and delivery to Landlord of a Purchase and Sale Agreement (the “Purchase Agreement”) in form and substance reasonably acceptable to Landlord and Tenant, not later than the last day of the Purchase Option Period.
If Tenant fails to exercise the Purchase Option in accordance with the terms of this Lease Agreement within the Purchase Option Period, then the Purchase Option and the rights thereunder of Tenant shall automatically and immediately terminate without notice.
     B. The conveyance of the Purchase Option Property shall occur on the first business day that is sixty (60) calendar days after Landlord and Tenant execute and deliver to one another the Purchase Agreement as required by Section 52A hereof at 1:00 p.m. local time at the office of Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002. At the closing, Tenant shall pay to Landlord the Purchase Price (defined below), and the Purchase Option Property shall be conveyed by Landlord by special warranty deed on an “AS-IS,” “WHERE-IS,” “WITH ALL FAULTS” basis. Landlord shall have the obligation to deliver a title insurance policy to Tenant, the cost of which shall be borne by Landlord; provided, however, that during the periods in which the Pearland Economic Development Corporation is the Landlord hereunder, the cost of such a title insurance policy shall be borne by Tenant.
     C. The “Purchase Price” shall mean an amount equal the fair market value of the Purchase Option Property agreed upon in writing between Landlord and Tenant within thirty (30) days following Tenant’s exercise of the Purchase Option. Landlord and Tenant agree to act in good faith to determine the Purchase Price and that the factors used to determine the Purchase Price of the Purchase Option Property shall include, among other things, the size of the Purchase Option Property, the improvements located thereon and the location of the Purchase Option Property. If, however, Landlord and Tenant have not agreed upon the Purchase Price within such thirty (30) day period, then Tenant may choose to terminate negotiations and rescind its exercise of the purchase option by delivery of written notice to Landlord within five (5) days after the expiration of such thirty (30) day period, and in such event, Tenant’s exercise of the purchase option shall be deemed rescinded without any further action required by Landlord or Tenant. If at the end of the thirty (30) day period described above Tenant and Landlord are unable to mutually agree with respect to the Purchase Price and Tenant has not exercised the right to terminate negotiations as set forth in the preceding sentence, the Fair Market Value will be determined by averaging two (2) current appraisals from licensed real estate appraisers with at least five (5) years experience appraising similar property in the Houston, Texas metropolitan area, one (1) obtained by Landlord and one (1) obtained by Tenant. The parties shall obtain such appraisals within thirty (30) days. If the value determined by one (1) appraiser exceeds the value determined by the other appraiser by more than ten percent (10%) of the lower appraisal, then the two (2) appraisers shall select a third independent, qualified, licensed, real estate appraiser with at least five (5) years experience appraising similar property in the Houston, Texas metropolitan area. Such third appraiser shall select the one (1) of the two (2) appraisals which the third appraiser determines is closest to the value of the Purchase Option Property determined by the third appraiser, provide written notice of such decision to the parties and such appraisal shall be the Purchase Price of the Purchase Option Property. Landlord and Tenant shall each bear the cost of their own appraisers, and the cost of the third appraiser shall be shared equally between Landlord and Tenant.
     D. If Tenant elects to exercise the Purchase Option and, for any reason other than a default by Landlord, as seller, under the Purchase and Sale Agreement, Tenant shall fail to purchase the Property as provided for herein and in the Purchase and Sale Agreement, then such Purchase Option shall no longer be available to Tenant and the terms of this Lease Agreement shall otherwise remain in full force and effect as if such Purchase Option were never exercised.
SEC. 52 FIRST EXPANSION OPTION:
     A. Subject to and upon the terms, provisions and conditions set forth in this Section 52, Tenant shall have, and is hereby granted, the one-time option (the “First Expansion Option”) to cause Landlord to construct on the land identified as “Phase 2” in Exhibit I attached hereto (the “First Expansion Option Land”), and to lease from Landlord, certain new improvements to contain not more than thirty-four thousand (34,000) square feet, which improvements may be additions to or expansions of the Building and/or the Improvements (such First Expansion Option Land and improvements, the “First Expansion Option Premises”). Tenant may exercise the First Expansion Option by written notice delivered to Landlord at any time prior to the sixth (6th) anniversary of the Commencement Date; provided, however, that if Tenant exercises the First Expansion Option at any time after the third (3rd) anniversary of the Commencement Date, it shall be a condition to the effectiveness of such exercise that Tenant simultaneously exercise the first Renewal Option and extend the term for an additional five (5) year period. If Tenant does not exercise the First Expansion Option by the required time period, the First Expansion Option shall be waived.
     B. The First Expansion Options may be exercised only if, at the time of such exercise and at the time of Landlord’s delivery of the First Expansion Option Premises to Tenant (a) no Event of Default exists and (b) Tenant is in possession of and operating from the entire Leased Premises (unless Landlord, in its sole discretion, elects to waive such condition(s)). If such condition(s) are not satisfied or waived by Landlord, any purported exercise of the First Expansion Option shall be null and void.
     C. If Tenant elects to exercise the First Expansion Option, the First Expansion Premises shall be subject to all of the terms, covenants and conditions of this Lease, except that Base Rent for the First Expansion Premises shall be determined in accordance with the terms of Section 50 above for the Prevailing Market Rental Rate applied, mutatis mutandis, for the determination of such Base Rent; provided, however, that in no event shall the Prevailing Market Rental Rate be less than an amount that will cause Landlord to recover its costs and expenses to acquire the First Expansion Option Land (including, but not limited to, closing and other typical acquisition costs such as title insurance and environmental studies), to construct the First Expansion Option Premises (including, but not limited to, hard costs, soft costs, contractor’s fees and costs and fees paid or incurred for architect, engineering, permitting, and other related and similar costs), to finance one hundred percent of each of the foregoing (including, but not limited to, interest and fees) and to recover costs which were, in the reasonable judgment of Landlord, necessary for the efficient and proper development of the project and to protect Landlord’s interests therein. Tenant’s obligation to pay the rent for the First Expansion Premises shall commence on the date (the “First Expansion Rental Commencement Date”) that is the earlier to occur of (i) the date that is thirty (30) days after the date on which Tenant commences operations from any portion of the First Expansion Premises or (ii) the date that is thirty (30) days after the date on which Substantial Completion with respect to the First Expansion Option Premises occurs.
     D. If Tenant exercises the First Expansion Option, Landlord and Tenant agree that the terms and conditions of this Lease Agreement governing the development, construction and acceptance of the Improvements, including, without limitation, Exhibit D, will apply, mutatis mutandis, to the development, construction and acceptance of the First Expansion Premises; provided, however, that, with respect to the First Expansion Option, the Target Date shall be the date that is a reasonable outside date for completion of the proposed improvements given the scope of work and the Tenant shall have no right to terminate this Lease Agreement for the failure by Landlord to cause Substantial Completion of the First Expansion Option Premises to occur on or before a certain date.
     E. In the event Tenant timely exercises the First Expansion Option, pursuant to the provisions of this Section 52, Landlord and Tenant shall execute and deliver an amendment to this Lease Agreement (in a form provided by Landlord) specifying (a) the First Expansion Rental Commencement Date, (b) the Base Rent schedule for the First Expansion Premises, (c) a description of the First Expansion Option Premises, and (d) that the First Expansion Option Premises shall be included in the Leased Premises.
SEC. 53 SECOND EXPANSION OPTION:
     A. Subject to and upon the terms, provisions and conditions set forth in this Section 53 and only if Tenant shall have exercised the First Expansion Option, Tenant shall have, and is hereby granted, the one-time option (the “Second Expansion Option”) to cause Landlord to construct on the land identified as “Phase 3” in Exhibit I attached hereto (the “Second Expansion Option Land”), and to lease from Landlord, certain new improvements to contain not more than forty-five thousand (45,000) square feet, which improvements may be additions to or expansions of the Building and/or the Improvements (such Second Expansion Option Land and improvements, the “Second Expansion Option Premises”). Tenant may exercise the Second Expansion Option by written notice delivered to Landlord at any time prior to the sixth (6th) anniversary of the Commencement Date; provided, however, that if Tenant exercises the Second Expansion Option at any time after the third (3rd) anniversary of the Commencement Date, it shall be a condition to the effectiveness of such exercise that Tenant simultaneously exercise the first Renewal Option and extend the Term for an additional five (5) year period. If Tenant does not exercise the Second Expansion Option by the required time period, the Second Expansion Option shall be waived.
     B. The Second Expansion Options may be exercised only if, at the time of such exercise and at the time of Landlord’s delivery of the Second Expansion Option Premises to Tenant (a) no Event of Default exists, (b) Tenant is in possession of and operating from the entire Leased Premises, including the First Expansion Option Premises and (c) Tenant has exercised the first Renewal Option (unless Landlord, in its sole discretion, elects to waive such condition(s)). If such condition(s) are not satisfied or waived by Landlord, any purported exercise of the Second Expansion Option shall be null and void.
     C. If Tenant elects to exercise the Second Expansion Option, the Second Expansion Premises shall be subject to all of the terms, covenants and conditions of this Lease, except that Base Rent for the Second Expansion Premises shall be determined in accordance with the terms of Section 50 above for the Prevailing Market Rental Rate applied, mutatis mutandis, for the determination of such Base Rent; provided, however, that in no event shall the Prevailing Market Rental Rate be less than an amount that will cause Landlord to recover its costs and expenses to acquire the Second Expansion Option Land (including, but not limited to, closing and other typical acquisition costs such as title insurance and environmental studies), to construct the Second Expansion Option Premises (including, but not limited to, hard costs, soft costs, contractor’s fees and costs and fees paid or incurred for architect, engineering, permitting, and other related and similar costs), to finance one hundred percent of each of the foregoing (including, but not limited to, interest and fees) and to recover costs which were, in the reasonable judgment of Landlord, necessary for the efficient and proper development of the project and to protect Landlord’s interests therein. Tenant’s obligation to pay the rent for the Second Expansion Premises shall commence on the date (the “Second Expansion Rental Commencement Date”) that is the earlier to occur of (i) the date that is thirty (30) days after the date on which Tenant commences operations from any portion of the Second Expansion Premises or (ii) the date that is thirty (30) days after the date on which Substantial Completion with respect to the Second Expansion Option Premises occurs.
     D. If Tenant exercises the Second Expansion Option, Landlord and Tenant agree that the terms and conditions of this Lease Agreement governing the development, construction and acceptance of the Improvements, including, without limitation, Exhibit D, will apply, mutatis mutandis, to the development, construction and acceptance of the Second Expansion Premises; provided, however, that, with respect to the Second Expansion Option, the Target Date shall be the date that is a reasonable outside date for completion of the proposed improvements given the Scope of Work and the Tenant shall have no right to terminate this Lease Agreement for the failure by Landlord to cause Substantial Completion of the Second Expansion Option Premises to occur on or before a certain date.

     E. In the event Tenant timely exercises the Second Expansion Option, pursuant to the provisions of this Section 53, Landlord and Tenant shall execute and deliver an amendment to this Lease Agreement (in a form provided by Landlord) specifying (a) the Second Expansion Rental Commencement Date, (b) the Base Rent schedule for the Second Expansion Premises, (c) a description of the Second Expansion Option Premises, and (d) that the Second Expansion Option Premises shall be included in the Leased Premises.
SEC. 54 TENANT’S RIGHT OF FIRST REFUSAL:
     A. In the event Tenant (a) fails to exercise the First Expansion Option prior to the sixth (6th) anniversary of the Commencement Date or (b) exercises the First Expansion Option prior to the sixth (6th) anniversary of the Commencement Date but does not occupy the First Expansion Option Premises (unless Landlord is then constructing the First Expansion Option Premises or the parties are then negotiating the terms to govern the First Expansion Option Premises in accordance with the terms of Section 52 of this Lease Agreement, such as determination of the Prevailing Market Rental Rate) as of the sixth (6th) anniversary of the Commencement Date, Landlord shall have the right to terminate this Lease Agreement with respect to the First Expansion Option Land, Tenant’s interest in the First Expansion Option Land will automatically revert to Landlord without any further action required by Tenant and except as otherwise set forth in this Section 54, the Tenant shall have no further rights with respect thereto. In such event, Landlord may construct additional building improvements on the First Expansion Option Land, which additional building improvements may be additions to or expansions of the Building and/or the Improvements (the “FEO Improvements”), and in connection with any bona fide offer Landlord receives to rent all or any portion of the FEO Improvements, before or after the construction thereof, which offer Landlord shall be ready and willing to accept, then Tenant shall have the right to rent such portion of the FEO Improvements at the same rent, and upon the same terms and conditions as shall be offered by the prospective tenant. Landlord shall give Tenant notice of the rent and all material terms and conditions of such offer by such prospective tenant within ten (10) days after receipt; and Tenant shall have a period of thirty (30) days after such notice from Landlord in which to elect to rent such portion of the FEO Improvements at the same rent and on the same terms and conditions as offered by such prospective tenant. If Tenant so notifies Landlord within said thirty (30) days, this Lease Agreement shall be amended appropriately thereafter to reflect the addition of such portion of the FEO Improvements; provided that the terms of this Lease Agreement, as amended, with respect to the FEO Improvements shall be consistent with the terms set forth in the bona fide offer.
     B. If Tenant elects not to lease such portion of the FEO Improvements or shall fail to give Landlord appropriate notice within the time provided for herein, then Landlord may lease such portion of the FEO Improvements to another tenant, but only at the same rent, and on the same terms and conditions of such offer; provided, however, that if the lease of such portion of the FEO Improvements to such other tenant is not executed within one hundred twenty (120) days following Landlord’s delivery of the offer to Tenant, then Landlord shall again offer to lease such portion of the FEO Improvements to Tenant pursuant to the terms and conditions of such offer before proceeding to lease such portion of the FEO Improvements to such other tenant.
     C. In the event Tenant (a) fails to exercise the Second Expansion Option prior to the sixth (6th) anniversary of the Commencement Date or (b) exercises the Second Expansion Option prior to the sixth (6th) anniversary of the Commencement Date but does not occupy the Second Expansion Option Premises (unless Landlord is then constructing the Second Expansion Option Premises or the parties are then negotiating the terms to govern the Second Expansion Option Premises in accordance with the terms of Section 53 of this Lease Agreement, such as determination of the Prevailing Market Rental Rate) as of the sixth (6th) anniversary of the Commencement Date, Landlord shall have the right to terminate this Lease Agreement with respect to the Second Expansion Option Land, Tenant’s interest in the Second Expansion Option Land will automatically revert to Landlord without any further action required by Tenant, and except as otherwise set forth in this Section 54, the Tenant shall have no further with respect thereto. In such event, Landlord may construct additional building improvements on the Second Expansion Option Land, which additional building improvements may be additions to or expansions of the Building and/or the Improvements (the “SEO Improvements”), and in connection with any bona fide offer Landlord receives to rent all or any portion of the SEO Improvements, before or after the construction thereof, which offer Landlord shall be ready and willing to accept, then Tenant shall have the right to rent such portion of the SEO Improvements at the same rent, and upon the same terms and conditions as shall be offered by the prospective tenant. Landlord shall give Tenant notice of the rent and all material terms and conditions of such offer by such prospective tenant within ten (10) days after receipt; and Tenant shall have a period of thirty (30) days after such notice from Landlord in which to elect to rent such portion of the SEO Improvements at the same rent and on the same terms and conditions as offered by such prospective tenant. If Tenant so notifies Landlord within said thirty (30) days, this Lease Agreement shall be amended appropriately thereafter to reflect the addition of such portion of the SEO Improvements; provided that the terms of this Lease Agreement, as amended, with respect to the SEO Improvements shall be consistent with the terms set forth in the bona fide offer.
     D. If Tenant elects not to lease such portion of the SEO Improvements or shall fail to give Landlord appropriate notice within the time provided for herein, then Landlord may lease such portion of the SEO Improvements to another tenant, but only at the same rent, and on the same terms and conditions of such offer; provided, however, that if the lease of such portion of the SEO Improvements to such other tenant is not executed within one hundred twenty (120) days following Landlord’s delivery of the offer to Tenant, then Landlord shall again offer to lease such portion of the SEO Improvements to Tenant pursuant to the terms and conditions of such offer before proceeding to lease such portion of the SEO Improvements to such other tenant.
     E. In the event Landlord terminates this Lease Agreement with respect to the First Expansion Option Land or the Second Expansion Option Land pursuant to the terms and conditions of this Section 54, Tenant hereby agrees to provide, grant and permit easements requested by Landlord over and across the remaining portions of the Leased Premises for vehicular and pedestrian ingress and egress to and from the First Expansion Option Land, the FEO Improvements, the Second Expansion Option Land and/or the SEO Improvements, as appropriate, utility services, and easements therefor over and across the remaining portions of the Leased Premises, and all other easements and rights (including, without limitation, creating common areas between the premises for shared use, such as shared walls, drives and loading docks) as may be necessary for the use thereof and for the construction of improvements and operations from such improvements located on the First Expansion Option Land and/or the Second Expansion Option Land, as appropriate. Notwithstanding the foregoing, Landlord and Tenant agree that Tenant will not be obligated to provide, grant or permit any easements that could reasonably be expected to (i) cause Tenant to cease its manufacturing operations within Building, (ii) unreasonably interfere with Tenant’s operations in the Leased Premises or (iii) prohibit Tenant’s use of the Leased Premises for the Permitted Use; provided, however, Tenant acknowledges that the shared use between Tenant and the proposed owners and/or tenants of the First Expansion Option Land, the FEO Improvements, the Second Expansion Option Land and/or the SEO Improvements of certain portions of the Leased Premises will, by its nature, cause a certain amount of interference with Tenant’s operations at the Leased Premises, and Tenant agrees that the mere sharing of certain portions of the Leased Premises will not alone constitute a breach of subsections (i), (ii) or (iii) of this sentence.
SEC. 55 TENANT’S SELF-HELP REMEDY: In the event (i) Landlord fails to timely keep, observe or perform any of Landlord’s obligations under Section 8A. of this Lease Agreement on Landlord’s part to be kept, performed or observed and (ii) such failure has a material adverse affect on Tenant’s ability to use and operate the Leased Premises in accordance with the terms of this Lease Agreement, then (any such event, circumstance or failure by Landlord being herein referred to as a “Landlord Failure”), Tenant shall have the right, but not the obligation, upon satisfaction of the requirements and conditions set forth in this Section 55, to take all commercially reasonable efforts and measures to remedy and cure such Landlord Failure (such rights of Tenant being herein referred to as “Tenant’s Self-Help Rights”). Prior to exercising Tenant’s Self-Help Rights, Tenant shall deliver written notice to Landlord of the relevant Landlord Failure and Tenant’s intention to exercise Tenant’s Self-Help Rights with respect to such Landlord Failure (a “Tenant’s Notice of Intent”). Each Tenant’s Notice of Intent shall describe, in reasonable detail, the particular Landlord Failure for which Tenant intends to exercise Tenant’s Self-Help Rights. In the event all of the matters set forth in subsections (i) and (ii) below do not occur on or before twenty (20) calendar days after the date Tenant delivers Tenant’s Notice of Intent to Landlord and provided a Landlord Failure has occurred, Tenant shall have the right to exercise Tenant’s Self-Help Rights with respect to the particular Landlord Failure described in Tenant’s Notice of Intent:
     (i) Landlord has (a) fully remedied or cured the Landlord Failure described in Tenant’s Notice of Intent or (b) delivered to Tenant a commercially reasonable remedial plan to fully remedy and cure the Landlord Failure described in Tenant’s Notice of Intent in accordance with the terms of this Lease Agreement on or before the earliest reasonably possible date (a “Remedial Plan”); and
     (ii) Only if Landlord has delivered a Remedial Plan to Tenant pursuant to the above clause (i), Landlord has (a) commenced commercially reasonable efforts to fully cure and remedy the Landlord

Failure described in Tenant’s Notice of Intent in accordance with the Remedial Plan so that such failure may be fully cured and remedied in accordance with the terms of this Lease Agreement at the earliest reasonably possible date without regard to Landlord’s access to, or the availability of, funds for same and (b) thereafter continuously and diligently prosecutes the full cure and remedy of such Landlord Failure.
     B. In the event Landlord timely delivers a Remedial Plan to Tenant pursuant to the above clause (i) but thereafter fails to continuously and diligently prosecute the full cure and remedy of the Landlord Failure described in Tenant’s Notice of Intent so that such Landlord Failure may be fully cured and remedied at the earliest reasonably possible date, without regard to Landlord’s access to, or the availability of any funds for the same, Tenant shall have the right to exercise Tenant’s Self-Help Rights with respect to the particular Landlord Failure described in Tenant’s Notice of Intent in question upon the delivery of a second Notice to Landlord stating that such failure has occurred.
     C. Notwithstanding the foregoing, in the event of an Emergency (as defined below) that is either created or perpetuated by Landlord’s failure to timely keep, observe or perform any of Landlord’s obligations under Section 8A. of this Lease Agreement on its part to be kept, performed or observed (in such circumstance, also being a “Landlord Failure” hereunder), Tenant’s Self-Help Rights with respect to such Landlord Failure shall not be conditioned upon satisfaction of the above requirements or conditions, except that in such circumstances Tenant shall (i) use reasonable efforts to notify Landlord by telephone of any such Landlord Failure prior to Tenant exercising Tenant’s Self-Help Rights with respect to the same and (ii) as soon as reasonably possible, but in no event later than two (2) calendar days after Tenant commences to exercise Tenant’s Self-Help Rights, deliver written notice to Landlord of such Landlord Failure and Tenant’s exercise of Tenant’s Self-Help Rights with respect to the same. Such written notice shall also describe, in reasonable detail, the particular Landlord Failure and the steps Tenant has taken to cure or remedy the same. As used herein, the term “Emergency” means any circumstance in which (i) Tenant in good faith believes that immediate action is required in order to safeguard lives or the Leased Premises against the likelihood of injury, damage or destruction due to an identified threat, or (ii) Laws require that immediate action is taken in order to safeguard lives or the Leased Premises.
     D. In the event Tenant is entitled to exercise Tenant’s Self-Help Rights pursuant to this Lease Agreement with respect to a particular Landlord Failure and thereafter commences to exercise Tenant’s Self-Help Rights, (i) Tenant shall continuously and diligently prosecute the full cure and remedy of such Landlord Failure and perform all related additional work in accordance with the requirements of this Lease, and (ii) provided Tenant first delivers Notice to Landlord of Tenant’s intention to receive a credit pursuant to this Section 54, specifying the amount of such credit, and within thirty (30) days after Landlord’s receipt of such notice, Landlord fails to deliver Notice to Tenant that Landlord disputes Tenant’s right to receive the claimed credit, Tenant shall be entitled to receive a credit against the next occurring installments of Base Rent for the documented, actual, reasonable, out-of-pocket costs incurred by Tenant in taking commercially reasonable efforts and measures to remedy and cure the relevant Landlord Failure.
     E. Dispute Resolution.
     (i) With respect to any dispute or controversy regarding Tenant’s right to receive a credit against Base Rent pursuant to this Section 54 or to the existence of a Landlord Failure under this Section 55 (such dispute or controversy being herein referred to as a “Rent Credit Dispute or Controversy”), Landlord and Tenant shall first attempt in good faith to settle and resolve such Rent Dispute or Controversy by mutual agreement in accordance with the terms of this Section 55E. In the event a Rent Credit Dispute or Controversy arises, either Landlord or Tenant shall have the right to notify the other party that it has elected to implement the procedures set forth in this Section 55E. Within fifteen (15) days after delivery of any such written notice by one party to the other party regarding a Rent Credit Dispute or Controversy, Landlord and Tenant shall meet at a mutually agreed time and place to attempt, with diligence and in good faith, to resolve and settle the Rent Credit Dispute or Controversy. If a mutual resolution and settlement is not obtained within thirty (30) days after the first meeting, then such Rent Credit Dispute or Controversy shall be finally settled and resolved by binding arbitration in accordance with the provisions set forth in this 55E. Notwithstanding the foregoing or anything herein to the contrary, (i) nothing shall prohibit or limit either Party from seeking injunctive relief or another form of ancillary relief at any time from any court of competent jurisdiction in Harris County, Texas, including during the pendency of meetings between

Landlord and Tenant pursuant to this Section 55E. and (ii) nothing shall prohibit or limit Landlord or Tenant from exercising its rights or remedies under this Lease Agreement. Only Rent Credit Disputes or Controversies are subject to arbitration and all other disputes or controversies are subject to the terms of this Lease Agreement.
     (ii) Landlord and Tenant each agree that any Rent Credit Dispute or Controversy which is not resolved by mutual agreement pursuant to the provisions of Section 55E.(i) shall be submitted to binding arbitration hereunder and if submitted shall be resolved exclusively and finally through such binding arbitration in accordance with the Arbitration Procedures set forth in Exhibit G attached hereto. This Section 55E and Exhibit G constitute a written agreement by Landlord and Tenant to submit to arbitration any Rent Credit Dispute or Controversy arising after the Commencement Date within the meaning of Section 171.001 of the Texas Civil Practice and Remedies Code. With respect to any Rent Credit Dispute or Controversy under which Tenant claims it has a right to offset, reduce or fail to pay any Rent, Tenant shall not exercise such claimed right to offset, reduce or fail to pay such Rent until such Rent Credit Dispute or Controversy is finally resolved or settled in accordance with Section 55E. and then only in accordance with the result of such resolution or settlement.
SEC. 56 CONSTRUCTION OF IMPROVEMENTS:
     A. Landlord and Tenant have approved the build-to-suit building plans and construction drawings for the Improvements described in Exhibit J attached hereto and agree that, notwithstanding anything to the contrary contained in this Lease Agreement, the terms “Building Plans” and “Construction Drawings”, as used in this Lease Agreement, including, without limitation, Exhibit D, shall mean the building plans and construction drawings, respectively, for the Improvements described in Exhibit J, as amended pursuant to the terms and conditions of this Lease Agreement. From and after the Effective Date, Tenant may make written requests for modifications to the Construction Drawings, specifying in detail the requested modification (each, a “Tenant Request”). Subject to Section 56B. below, Landlord shall provide Tenant with a written response (a “Landlord Response”) within five (5) business days after Landlord’s receipt of the Tenant Request indicating:
     (i) the estimate of any increase in cost associated with the Tenant Request;
     (ii) the number of days of Tenant Delay (defined in Exhibit D) associated with the Tenant Request; and
     (iii) any additional requirements necessary to accommodate the Tenant Request.
     Landlord’s indication in the Landlord Response as to the foregoing shall be based upon the reasonable determination of the architect, contractors and/or subcontractors of Landlord who are constructing the Improvements.
     B. Notwithstanding anything to the contrary in Section 56A. above, Tenant and Landlord hereby agree that Landlord shall not be required to accommodate any Tenant Request that would increase the total project costs beyond those which Landlord would otherwise be obligated to spend based on the Building Plans and Construction Drawings approved by Landlord and Tenant as of the Effective Date (after giving effect to any cost savings realized by Landlord at the time of such request or as a result of such request) unless Tenant pays to Landlord immediately upon Tenant’s delivery of the Amendment (defined below) associated with such Tenant Request, the amount of such increase. Landlord hereby covenants and agrees to apply any funds deposited with it pursuant to this Section 56B. to the payment of Building costs as and when due. Subject to Landlord’s receipt of written confirmation from Tenant, after Tenant’s receipt of the Landlord Response, that Tenant desires Landlord to implement a Tenant Request, Landlord will accommodate such Tenant Request if it does not increase the total project costs beyond those which Landlord would otherwise be obligated to spend based on the Building Plans and Construction Drawings approved by Landlord and Tenant as of the Effective Date (after giving effect to any cost savings realized by Landlord at the time of such request or as a result of such request).

     C. After receiving the Landlord Response, should Tenant desire to make the modifications described in the Tenant Request, Tenant shall execute an Amendment to Lease Agreement (an “Amendment”) in the form attached hereto as Exhibit F and deliver such Amendment to Landlord. If the Amendment is delivered to Landlord, along with any payment, if necessary, pursuant to Section 56B. and the Amendment (i) accurately depicts the modification described in the Tenant Request, and (ii) contains the number of days of Tenant Delay that was included in Landlord’s Response (along with the aggregate number of Tenant Delays as of the date of such Amendment inclusive of the number of Tenant delays in connection with such Amendment), Landlord shall execute the Amendment within five (5) days from Landlord’s receipt thereof.
     D. Landlord shall construct the Improvements in accordance with the Construction Drawings pursuant to the terms and conditions of this Lease, including, without limitation, Exhibit D; provided, however, Landlord and Tenant agree that Tenant shall be responsible for the construction and delivery of the following items set forth on the Construction Drawings, and that Landlord shall have no responsibility therefor: clocks, laboratory casework, fume hoods, ovens for production area, flammable storage cabinets, warehouse rack system, audio-visual (AV) equipment and projection screens, televisions and video conference equipment, lunchroom appliances, markerboards and tackboards, sharps disposals, paging system, phone switch and phone equipment, computers and servers, compressor for lab air, systems furniture, furniture (interior and exterior), building signage, interior graphics, vending machines, crash rails, clean room (workstations and storage shelving), clean room (gowning, PPE storage shelving, etc.), and production room (workstations and storage shelving).
SEC. 57 PERMITTED ENCUMBRANCES: As of the Effective Date, the Lease Agreement is subject and subordinate only to those encumbrances described on attached Exhibit K.
SEC. 58 RELATIONSHIP OF THE PARTIES; NO PARTNERSHIP. The relationship of Tenant and Landlord under this Lease Agreement is that of independent parties, each acting in its own best interests, and notwithstanding anything in this Lease Agreement to the contrary, no aspect of this Lease Agreement shall create or evidence, nor is it intended to create or evidence, a partnership, joint venture or other business relationship or enterprise between Tenant and Landlord.
SEC. 59 CONSENT TO REMOVAL OF PERSONAL PROPERTY. In the event Tenant grants to any bank or lending institution related to or affiliated with Silicon Valley Bank or its successors or assigns (“Permitted Lender”), a security interest in all or any portion of Tenant’s personal property located at or in the Leased Premises, within thirty (30) days after Tenant’s written request therefor, Landlord will enter into an agreement with such Permitted Lender on reasonable and customary terms whereby Landlord will grant to such Permitted Lender the right to enter upon the Leased Premises for the purpose of exercising any right such Permitted Lender may have under the terms of the agreements between Tenant and such Permitted Lender granting such security interest and establishing the debt secured thereby.
SEC. 60 EXHIBITS: Schedule 1 and Exhibits A through K are attached hereto and made a part of this Lease Agreement for all purposes.
[END OF TEXT]

     IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 9th day of September, 2009 (the “Effective Date”).

LANDLORD:

PEARLAND ECONOMIC DEVELOPMENT
CORPORATION, a corporation operating under Chapter 505
of the Texas Local Government Code

By:	/s/ Ramon Lozano
Name:	Ramon Lozano
Title:	Assistant Director of Economic Development

TENANT:

CARDIOVASCULAR SYSTEMS, INC.,
a Delaware corporation

By:	/s/ James E. Flaherty
Name:	James E. Flaherty
Title:	CFO

ADDRESS:

Cardiovascular Systems, Inc.
651 Campus Drive
St. Paul, Minnesota 55112
Attention: James E. Flaherty
Telephone: (651) 259-1611
Facsimile: (651) 259-1696
Signature Page to Lease Agreement

SCHEDULE 1 TO LEASE AGREEMENT
BASE RENT
Base Rent (without regard to Tenant’s exercise, if any, of the First Expansion Option or the Second Expansion Option):

Years Following the Rent
Commencement Date	Base Rent	Annual Base Rent*	Monthly Base Rent
1–5	$9.00/square foot	$414,000.00	1/12 of Annual Base Rent
6–10	$10.00/square foot	$460,000.00	1/12 of Annual Base Rent
“Rent Commencement Date” means the date that is the thirty (30) days after the date on which the Commencement Date occurs.

* Annual Base Rent assumes that the Leased Premises shall consist of 46,000 square feet. The Annual Base Rent shall be adjusted appropriately if the final square footage of the Leased Premises after construction does not equal 46,000 square feet.
Schedule 1 - 1

EXHIBIT A
DEPICTION OF THE LAND
(see attached)

A-1

EXHIBIT B
ACCEPTANCE OF PREMISES MEMORANDUM
This Memorandum is an amendment to the Lease Agreement (the “Lease Agreement”) executed on the           day of                     , 200                     between the Pearland Economic Development Corporation, a corporation operating under Section 505 of the Texas Local Government Code, as Landlord and Cardiovascular Systems, Inc., a Delaware corporation, as Tenant for that certain leased premises more particularly described in the Lease Agreement.
Landlord and Tenant hereby agree that:
1.	The Commencement Date of the Lease Agreement is hereby agreed to be the day of , 200___.

2.	The Rent Commencement Date of the Lease Agreement is hereby agreed to be the day of , 200___.

3.	The Expiration Date of the Lease Agreement is hereby agreed to be the day of , 20___.
All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this           day of                     , 200___.

Landlord:

PEARLAND ECONOMIC DEVELOPMENT CORPORATION, a corporation operating under Section 505 of the Texas Local Government Code

By:
Name:
Title:

Tenant:

CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

B-1

EXHIBIT C
TENANT’S ESTOPPEL CERTIFICATE
(Addressee)
RE:     Lease Agreement by and between Pearland Economic Development Corporation and Cardiovascular Systems, Inc.
Gentlemen:
The undersigned (“Tenant”) has executed and entered into that certain lease agreement (“Lease Agreement”) attached hereto as Exhibit “A” and made a part hereof for all purposes with respect to those certain premises (“Leased Premises”) more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed (“Addressee”) has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.
With respect to the Lease Agreement, Tenant certifies to you the following, with the intention that you may rely fully thereon:
1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit “A”;

2.	The original Lease Agreement is dated , 200___, and has been assigned, modified, supplemented or amended only in the following respects:

(Please write “None” above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.	Tenant is in actual occupancy of the Leased Premises under the Lease Agreement;

4.	The initial term of the Lease Agreement commenced on , 200___, and ends at 11:59 p.m. on , 200___. The current monthly base rent is $ , and no rentals or other payments in advance of the current calendar month have been paid by Tenant, except as follows:

(Please write “None” above or describe such payments on a separate sheet of paper);

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through , 200___; all Additional Rent and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months’ rent, rebates or other matters affecting the rent for Tenant, except as follows:

(Please write “None” above or describe such matters on a separate sheet of paper);

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:

(Please write “None” above or describe such deposits on a separate sheet of paper);

8.	The Lease Agreement is in full force and effect and there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write “None” above or describe such default on a separate sheet of paper);

9.	All improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write “None” above or describe such improvements on a separate sheet of paper);

10.	Tenant has no option to expand or rent additional space or any right of first refusal with regard to any additional space, under the Lease Agreement other than the Leased Premises, except as set forth in Sections 52 and 53 of the Lease:

(Please write “None” above or describe such right or option on a separate sheet of paper);

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as set forth in Section 49 of the Lease:

(Please write “None” above or describe such right on a separate sheet of paper);

12.	To Tenant’s knowledge, any and all broker’s leasing and other commissions relating to and/or resulting from Tenant’s execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker’s leasing or other commissions will be or become due or payable in connection with or as a result of either Tenant’s execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Tenant’s renewal of the Lease Agreement, except as follows:

(Please write “None” above or describe such right on a separate sheet of paper);

13.	To Tenant’s knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the “Environmental Laws”);

14.	The Leased Premises have not been used and Tenant does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

15.	Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Tenant aware of a basis for any such proceeding;

16.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state;

(Please write “None” above or describe such default on a separate sheet of paper);

17.	Tenant has no right of refusal or option to purchase the Leased Premises or any portion thereof except as set forth in Sections 51, 52, 53 and 54 of the Lease:

(Please write “None” above or describe such default on a separate sheet of paper); *

18.	Tenant understands that the Lease Agreement may be assigned to Addressee and Tenant agrees to attorn to Addressee in all respects in accordance with, and subject to, the conditions of the Lease Agreement.

Dated:                     , 200__.
Very truly yours,

By:

Name:

Title:

EXHIBIT D
IMPROVEMENTS
SEC.1 PLANS.
     A. Building Plans. Landlord will cause its architect and mechanical, structural and electrical engineer (the “Design Professionals”) to prepare a set of build to suit Building plans (the “Proposed Building Plans”) for the construction of all improvements to the Building (collectively, the “Improvements”). Within ten (10) business days after delivery of the Proposed Building Plans to Tenant, Tenant shall either approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Proposed Building Plans or notify Landlord of the item(s) of the Proposed Building Plans that Tenant disapproves and the reason(s) therefor. If Tenant disapproves the Proposed Building Plans, Landlord shall cause the Design Professionals to revise and resubmit same to Tenant for approval (the “Revised Building Plans”). Within seven (7) business days after delivery of the Revised Building Plans to Tenant, Tenant shall either approve the Revised Building Plans or notify Landlord of the item(s) of the Revised Building Plans which Tenant disapproves and the reason(s) therefor. If Tenant disapproves the Revised Building Plans, Landlord shall cause the Design Professionals to further revise and resubmit same to Tenant for approval, which process shall continue until the plans are approved. Tenant shall have seven (7) business days after delivery of the each set of Revised Building Plans to either approve the Revised Building Plans or notify Landlord of the item(s) of the Revised Building Plans which Tenant disapproves and the reason(s) therefor. Should Tenant fail to respond to Landlord’s request for approval within the time periods allotted above, Landlord shall deliver to Tenant notice of such failure, and Tenant shall have an additional five (5) business day period in which to respond to Landlord’s request for approval. Should Tenant fail to respond to Landlord’s request for approval within such five (5) business day period, Tenant shall have been deemed to have approved such Proposed Building Plans or Revised Building Plans, as applicable. Provided, however, that Landlord’s notice must specifically include a statement providing that Tenant’s approval shall be deemed granted if Tenant fails to respond within such five (5) business day period. The Proposed Building Plans or Revised Building Plans, as approved (or deemed approved) by Tenant, are hereinafter referred to as the “Building Plans”. Landlord shall instruct and use commercially reasonable efforts to cause its architects and/or engineers to design the Improvements and prepare the Building Plans in full compliance with Laws. The terms of the preceding sentence shall not waive or otherwise restrict the warranties of Landlord set forth in Section 5 of this Exhibit D.
     B. Construction Drawings. Landlord shall cause the Design Professionals to prepare construction drawings (in accordance with the Building Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the “Proposed Construction Drawings”) for the Improvements and shall deliver the Proposed Construction Drawings to Tenant for approval (which approval shall not be unreasonably withheld, conditioned or delayed). Within ten (10) business days after delivery of the Proposed Construction Drawings to Tenant, Tenant shall either approve the Proposed Construction Drawings or notify Landlord of the item(s) of the Proposed Construction Drawings that Tenant disapproves and the reason(s) therefor. If Tenant disapproves the Proposed Construction Drawings, Landlord shall cause the Design Professionals to revise and resubmit same to Tenant for approval (the “Revised Construction Drawings”). Within five (5) business days after delivery of the Revised Construction Drawings to Tenant, Tenant shall either approve the Revised Construction Drawings or notify Landlord of the item(s) of the Revised Construction Drawings which Tenant disapproves and the reason(s) therefor. If Tenant disapproves the Revised Construction Drawings, Landlord shall cause the Design Professionals to further revise and resubmit same to Tenant for approval, which process shall continue until the plans are approved. Tenant shall have five (5) business days after delivery of each set of Revised Construction Drawings to either approve the Revised Construction Drawings or notify Landlord of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. Should Tenant fail to respond to Landlord’s request for approval within the time periods allotted above, Landlord shall deliver to Tenant notice of such failure, and Tenant shall have an additional five (5) business day period in which to respond to Landlord’s request for approval. Should Tenant fail to respond to Landlord’s request for approval within such five (5) business day period, Tenant shall have been deemed to have approved such Proposed Construction Drawings or Revised Construction Drawings, as applicable. Provided, however, that Landlord’s notice must specifically include a statement providing that Tenant’s approval shall be deemed granted if Tenant fails to respond within such five (5) business day period. The Proposed Construction Drawings or Revised Construction Drawings, as approved (or deemed approved) by Tenant, are hereinafter referred to as the “Construction Drawings”.

     C. Changes. Tenant may from time to time make requests for modifications to the Construction Drawings by delivering written notice to Landlord in accordance with Section 56A. of the Lease Agreement. No delays in designing and constructing the Improvements caused by such Tenant requests shall delay the Commencement Date. Landlord may make requests for modifications to the Construction Drawings in accordance with Section 56A. of the Lease Agreement.
SEC 2. CONSTRUCTION OF IMPROVEMENTS. Subject to Tenant Delays, Landlord shall diligently construct or cause to be constructed the Improvements in accordance with the Construction Drawings in a good and workmanlike manner using materials specified in the Construction Drawings and in compliance with Laws and so as to attain Substantial Completion by not later than the target date (the “Target Date”) for Substantial Completion set forth in the Build-out Notice, which Target Date shall be the date that is one hundred five (105) days after the date on which Landlord receives the Build-out Notice. Landlord assumes no liability for special or consequential damages of any kind whatsoever in connection with the design or construction of the Improvements. EXCEPT AS SET FORTH IN THE SECOND TO LAST SENTENCE OF SECTION 1A. OF THIS EXHIBIT D, THE FIRST SENTENCE OF THIS SECTION 2 (SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 5 OF THIS EXHIBIT D) AND SECTION 5 OF THIS EXHIBIT D, LANDLORD MAKES NO REPRESENTATIONS, WARRANTIES, OR GUARANTIES REGARDING THE IMPROVEMENTS, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF HABITABILITY. Further, Landlord agrees to assign to Tenant its rights, if any, to pursue special and consequential damages against the architect and general contractor providing services under this Exhibit D in connection with the design and/or construction of the Improvement for damages incurred by Tenant; provided, however, that, as a condition to such assignment, Tenant will not seek to recover special or consequential damages from or against Landlord.
SEC 3. SUBSTANTIAL COMPLETION. “Substantial Completion” shall occur when: (i) the project architect has issued a certificate in the form of AIA Document G-704 indicating that the Improvements are substantially complete in accordance with the Construction Drawings and such certificate has been confirmed by Tenant, (ii) all systems and portions of the Improvements are operational as designed and the only remaining work is so minor in nature that Tenant could commence its installation of equipment and move-in process (the “Tenant Improvements Work”) and the completion of the remainder of the work by Landlord would not materially interfere with the Tenant Improvements Work and (iii) Landlord has obtained and delivered to Tenant a permanent certificate of occupancy for the Improvements. When Landlord believes that Substantial Completion has been achieved, Tenant and Landlord shall conduct an inspection of the Leased Premises within five (5) days after such date in order to develop a punch-list of incomplete, minor detail items (the “Punch-List Items”) to be completed by Landlord. In the event any items other than Punch-List Items remain to be completed, Substantial Completion shall be deemed not to have occurred. Landlord shall use all reasonable efforts to complete all Punch-List Items within thirty (30) days after Substantial Completion. Landlord shall use reasonable efforts to minimize interference with the use of the Leased Premises by Tenant in the completion of such Punch-List Items. If Substantial Completion is delayed because of (a) any acts or omissions of Tenant or its agents, representatives, employees or contractors, or (b) Tenant requested changes in the approved Construction Drawings (collectively, “Tenant Delay”), then the Commencement Date shall not be extended, but rather shall start on the date on which it would have occurred but for such event. This Lease Agreement shall remain in full effect notwithstanding any delay in Substantial Completion and Landlord shall have no liability to Tenant if Substantial Completion has not occurred on or prior to the Target Date for any reason. In the event Landlord does not cause Substantial Completion to occur within sixty (60) days from the Target Date, as such date may be extended in connection with delays related to (a) events of Force Majeure or (b) a Tenant Delay, Tenant shall have the right, following Landlord’s failure to satisfy such deadline but before Substantial Completion shall occur, to terminate this Lease Agreement upon delivery of written notice thereof to Landlord and reimbursement to Landlord of all amounts paid to Tenant by Landlord prior to such date pursuant to the terms of that certain Corporate Job Creation Agreement of even date herewith by and between Landlord and Tenant, and, except as otherwise set forth in this Lease Agreement, the parties shall have no further rights or obligations hereunder.
SEC. 4 EARLY ENTRY BY TENANT. Upon delivery to Landlord of not less than forty-eight (48) hours’ written notice thereof, Tenant may enter the Leased Premises before Substantial Completion to conduct the Tenant Improvements Work, provided that such entry shall be coordinated with Landlord and shall not materially interfere with the construction of the Improvements contemplated in this Exhibit D. Prior to such entry, Tenant shall deliver to Landlord evidence that the insurance required under this Lease Agreement has been obtained, and Tenant shall pay all utility charges reasonably allocable to Tenant by Landlord in connection with such early entry. Any such entry shall be on the terms of this Lease Agreement, but, prior to the Rent Commencement Date, no Rent shall accrue during the period that Tenant so enters the Leased Premises. Tenant shall conduct its activities therein so as not to materially interfere with Landlord’s construction activities, and shall do so at its risk and expense. If, in Landlord’s judgment, Tenant’s activities therein materially interfere with Landlord’s construction activities, Landlord may terminate Tenant’s right to enter the Leased Premises before the Commencement Date.
SEC. 5 WARRANTY. Landlord will cause the Improvements, when completed, to comply with all Laws, as enforced and interpreted as of the Effective Date. For a period of one (1) year after Substantial Completion of the Improvements, Landlord shall cause to be repaired, replaced and re-executed any defective materials, equipment and work which was initially prepared or supplied or performed in connection with this Exhibit D, including latent defects and work performed not in accordance with the approved Construction Drawings. Upon the expiration of this warranty, Landlord will assign to Tenant all manufacturers’, suppliers’, contractors’ and subcontractors’ warranties on materials, equipment and fixtures and labor incorporated into the Improvements (other than those components of the Improvements that Landlord is obligated to maintain pursuant to the Lease Agreement) or that it otherwise obtains to the extent necessary for Tenant to fulfill its maintenance and repair obligations as set out in this Lease Agreement. Further, Landlord shall furnish to Tenant all printed service and maintenance instructions and manuals issued by the manufacturer of each item of equipment furnished in accordance with this Exhibit D.

EXHIBIT E
INSURANCE REQUIREMENTS
SEC.1 TENANT’S INSURANCE.
     A. Tenant, at its expense, shall obtain and keep in full force and effect during the Term:
     (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Leased Premises, under which Tenant is named as the insured and (a) Landlord, (b) any lender whose loan is secured by a lien against the Leased Premises, (c) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (d) any directors, officers, employees, agents, or contractors of such persons or entities (collectively, the “Landlord Parties”) are named as additional insureds. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 28 of the Lease Agreement. The minimum limits of liability applying exclusively to the Leased Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for buildings comparable to the Building. The deductible or self insured retention amount for such policy shall not exceed $10,000;
     (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building (“Tenant’s Property”) for the full insurable value thereof or replacement cost thereof, having a deductible amount (or self-insured retention amount), not in excess of $25,000;
     (iii) during the performance of any alteration by or on behalf of Tenant, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Leased Premises; and
     (iv) Workers’ Compensation Insurance, as required by Laws;
     (v) Business Interruption Insurance in an amount equal to at least one year’s Rent; and
     (vi) such other insurance in such amounts as Landlord’s lender or other beneficiary under a deed of trust encumbering all or any portion of Landlord’s interest in the Leased Premises may require from time to time.
     B. All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) it shall be noncancellable and/or no material change in coverage shall be made thereto unless the Landlord Parties receive thirty (30) days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of Texas and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of at least “A-” and a “Financial Size Category” of at least “X” or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

E-1

     C. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies or certificates of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit E and that the Landlord Parties are named as additional insureds (the “Policies”). Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Landlord Parties as additional insureds) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) conveys to the Landlord Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an obligation of the insurance company to advise all Landlord Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the Policies that would affect the interest of any of the Landlord Parties.
SEC. 2 LANDLORD’S INSURANCE.
     A. Landlord, at its sole cost and expense but subject to the terms and conditions of the Lease Agreement, shall obtain and keep (or cause to be maintained and kept on its behalf) in full force and effect during the Term a policy (which policy may be a blanket policy) of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage, with minimum limits in an amount of not less than $2,000,000 with respect to each occurrence and $4,000,000 with respect to annual aggregate occurrences. On or prior to the Commencement Date, Landlord shall deliver to Tenant appropriate policies or certificates of insurance evidencing such coverage, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit E (the “Landlord Policies”) and that (i) Tenant, (ii) any lender whose loan is secured by a lien against the Tenant’s interest in the Leased Premises, (iii) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (iv) any directors, officers, employees, agents, or contractors of such persons or entities (collectively, the “Tenant Parties”) are named as additional insureds. Evidence of each renewal or replacement of the Landlord Policies shall be delivered by Landlord to Tenant at least ten (10) days prior to the expiration of the Landlord Policies. In lieu of the Landlord Policies, Landlord may deliver to Tenant a certification from Landlord’s insurance company (on the form currently designated “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Landlord’s commercial general liability policy naming the Tenant Parties as additional insureds) which shall be binding on Landlord’s insurance company, and which shall expressly provide that such certification (i) conveys to the Tenant Parties all the rights and privileges afforded under the Landlord Policies as primary insurance, and (ii) contains an obligation of the insurance company to advise all Tenant Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the Landlord Policies that would affect the interest of any of the Tenant Parties.
     B.  During the performance of the initial construction of the Improvements contemplated in Exhibit D of this Lease Agreement until completion thereof, Landlord will obtain or cause to be obtained a Builder’s Risk insurance on an “all risk” basis for full replacement value of all work incorporated in the Improvements and all materials and equipment in or about the Leased Premises. On or prior to the Effective Date, Landlord shall deliver to Tenant appropriate policies or certificates of insurance evidencing such coverage, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit E.
SEC. 3 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Leased Premises and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by the property insurance that was required to be carried by that party under the terms of the Lease Agreement or is otherwise carried by either party in excess of the amounts required to be carried under the terms of the Lease Agreement.

E-2

EXHIBIT F
FORM OF AMENDMENT TO LEASE AGREEMENT
AMENDMENT TO LEASE AGREEMENT
     This Amendment No.            to Lease Agreement (this “Amendment No.            ”) is entered into as of                                         , 200            by Pearland Economic Development Corporation, a corporation operating under Section 505 of the Texas Local Government Code (“Landlord”), and Cardiovascular Systems, Inc., a Delaware corporation (“Tenant”). All capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Lease Agreement (defined below).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of                     , 2009 (as amended from time to time, the “Lease Agreement”), whereby Landlord agreed to Lease Agreement the Leased Premises to Tenant.
     WHEREAS, the Building being constructed by Landlord pursuant to the Lease Agreement is being completed based upon the Building Plans and Construction Drawings as described on Exhibit D attached to the Lease Agreement.
AGREEMENTS
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Definitions. All capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Lease Agreement.
     2. Amendment to Exhibit B-2. Exhibit B-2 to the Lease Agreement is hereby amended as follows:
     3. Amendment to Schedule 1. Schedule 1 to the Lease Agreement is hereby amended by deleting such Schedule 1 in its entirety and replacing with the Schedule 1 attached hereto.
     4. Tenant Delay. The number of days of Tenant Delay in connection with Tenant’s Request that necessitated this Amendment No. ___ is                      and the sum of all Tenant Delay days caused by Tenant’s Request (inclusive of the number of days of Tenant Delay set forth immediately above) as of the date of this Amendment No. ___ is                     .
     5. No Other Amendments. Except as specifically provided in this Amendment No. ___, no other amendments, revisions or changes are made or permitted hereby to the Lease Agreement. All other terms and conditions of the Lease Agreement remain in full force and effect and apply fully to this Amendment No.           .
     6. Conforming References. Upon the effectiveness of this Amendment No. , each reference in the Lease Agreement to “this Lease Agreement,” “thereunder,” “hereto,” “herein,” or words of like import, shall mean and be a reference to the Lease Agreement as amended hereby.
     7. Counterparts. This Amendment No.            may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by Landlord and Tenant and delivered to each of them.
     8. Applicable Law. This Amendment No.            and all rights and liabilities of the parties hereto with respect to the Lease Agreement shall be governed by the laws of the State of Texas.

F-1

WITNESS THE EXECUTION hereof as of the date first above written.

Landlord:

PEARLAND ECONOMIC DEVELOPMENT CORPORATION, a corporation operating under Section 505 of the Texas Local Government Code

By:
Name:
Title:

Tenant:

CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

F-2

EXHIBIT G
ARBITRATION PROCEDURES
     1. Arbitration. Binding arbitration of Rent Credit Disputes and Controversies shall be conducted in accordance with the following procedures:
     (a) The party seeking arbitration hereunder shall request such arbitration by delivering written notice to the opposing party which written notice shall include a clear statement of the Rent Credit Dispute and Controversy. If a legal proceeding relating to the matter(s) in dispute has previously been filed in a court of competent jurisdiction (other than a proceeding for injunctive or ancillary relief) then such written notice of election under this Section 1(a) shall be delivered within ninety (90) calendar days after the date the electing party receives service of process in such legal proceeding. Except to the extent provided in this Exhibit G, the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (as supplemented and modified by the Expedited Procedures of the Commercial Arbitration Rules (the “Expedited Procedures”) and provided that the procedures for large, complex, commercial disputes shall not apply) by a single arbitrator to be appointed upon the mutual agreement of the parties within twenty (20) calendar days after the date the written request for arbitration was delivered to the opposing party. In order to facilitate any such appointment, the party seeking arbitration shall submit a brief description (no longer than two (2) pages) of the Rent Credit Dispute or Controversy to the opposing party. In the event the parties are unable to agree on a single arbitrator, then the arbitrator shall be appointed pursuant to the Expedited Procedures. The party seeking arbitration shall make the parties’ request for appointment of an arbitrator and furnish a copy of the aforesaid description of the Rent Credit Dispute or Controversy.
     (b) Within ten (10) calendar days of the date the arbitrator is appointed, the arbitrator shall notify the parties in writing of the date of the arbitration hearing, which hearing date shall be not less than thirty (30) calendar days from the date of the arbitrator’s appointment. The arbitration hearing shall be held in Harris County, Texas. There shall be no evidence by affidavit allowed and each party shall disclose a list of all documentary evidence to be used and a list of all witnesses and experts to be called by the party in the arbitration hearing at least ten (10) calendar days prior to the arbitration hearing. The arbitrator shall issue a final ruling within ten (10) calendar days after the conclusion of the arbitration hearing. Any decision of the arbitrator shall state the basis of the award and shall include both findings of fact and conclusions of law. Any award rendered pursuant to the foregoing, which may include an award or decree of specific performance hereunder, shall be final and binding on, and nonappealable by, the parties (except as provided by Laws as grounds for the vacating of an arbitration award) and judgment thereon may be entered or enforcement thereof sought by either party in a court of competent jurisdiction. The foregoing deadlines shall be tolled during the period that no arbitrator is serving until a replacement is appointed in accordance with this Exhibit G.
     (c) Notwithstanding the foregoing, nothing contained herein shall be deemed to give the arbitrator appointed hereunder any authority, power or right to alter, change, amend, modify, waive, add to or delete from any of the provisions of this Lease Agreement.
     2. Further Qualifications of Arbitrators: Conduct. Every person nominated or recommended to serve as an arbitrator shall be and remain at all times neutral and wholly impartial, shall be experienced and knowledgeable in the substantive Laws applicable to the subject matter of the Rent Credit Dispute or Controversy. All arbitrators shall, upon written request by either party, provide the parties with a statement that they can and shall decide any Rent Credit Dispute or Controversy referred to them impartially. No arbitrator shall currently be employed by either party or a related party or affiliate of either party or currently have, or in the preceding two (2) calendar years had, any material financial dependence upon a party or any related party or affiliate of a party, nor shall any arbitrator have any material financial interest in the Rent Credit Dispute or Controversy. Further, all arbitrators must meet the qualifications and adhere to the standards of Sections 154.052 and 154.053 of Chapter 154, Texas Civil Practice And Remedies Code.

G-1

     3. Applicable Law and Arbitration Act. The agreement to arbitrate set forth in this Exhibit G shall be enforceable in either federal or state court. The enforcement of such agreement and all procedural aspects thereof, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability and the rules (except as otherwise expressly provided herein) governing the conduct of the arbitration, shall be governed by and construed pursuant to the Texas General Arbitration Act, Tex. Civ. Prac. & Remedies Code §§ 171.001 et seq. and any successor statute. In deciding the substance of any such Rent Credit Dispute or Controversy, the arbitrator shall apply the substantive Laws of the State of Texas. Except for an award of a credit against Base Rent, the arbitrator shall not have authority, power and right to award damages or provide for any other remedies of any kind, at law, in equity or otherwise.
     4. Consolidation. If the parties initiate multiple arbitration proceedings, the subject matters of which are related by common questions of Laws or fact and which could result in conflicting awards or obligations, then the parties hereby agree that all such proceedings may be consolidated into a single arbitral proceeding.
     5. Pendency of Dispute; Interim Measures. The existence of any Rent Credit Dispute or Controversy eligible for referral or referred to arbitration hereunder, or the pendency of the dispute settlement or resolution procedures set forth herein, shall not in and of themselves relieve or excuse either party from its ongoing duties and obligations under this Lease Agreement or any right, duty or obligation arising herefrom; provided, however, that during the pendency of arbitration proceedings and prior to a final award, upon written request by a party, the arbitrator may issue interim measures for preservation or protection of the status quo.
     6. Complete Defense. The parties agree that compliance by a party with the provisions of this Exhibit G shall be a complete defense to any suit, action or proceeding instituted in any federal or state court, or before any administrative tribunal by the other party with respect to any Rent Credit Dispute or Controversy which is subject to arbitration as set forth herein, other than a suit or action alleging non-compliance with a final and binding arbitration award rendered hereunder and other than a suit or action to vacate the arbitration award as permitted by Laws.
     7. Costs of Arbitration. The arbitrator may award attorneys’ fees and the cost of the arbitration to the prevailing party. Except as otherwise provided herein, the cost of the arbitration shall be shared equally among the participants to the arbitration.

G-2

EXHIBIT H
INTENTIONALLY DELETED

H-1

EXHIBIT I
DEPICTION OF THE FIRST EXPANSION OPTION LAND AND SECOND EXPANSION OPTION LAND
(see attached)

I-1

EXHIBIT J
BUILDING PLANS AND CONSTRUCTION DRAWINGS
(see attached)

J-1

08/27/09
The following list of drawings will be used for the completion of the building.
Phase I Core and Shell:
Cover Page — Addendum #1 05/06/09
G-100 — Addendum #1 05/06/09
A-100 — PR #3 08/25/09
A-110 — PR #1 07/16/09
A-111 — ASI #4 06/30/09
A-200 — PR #1 07/16/09
A-201 — PR #1 07/16/09
A-320 — Issued For Construction 04/24/09
A-321 — PR #1 07/16/09
A-500 — Issued For Construction 04/24/09
A-501 — Addendum #3 05/15/09
S-101 — Addendum #3 05/15/09
S-201 — Addendum #2 05/12/09
S-202 — Addendum #3 05/15/09
S-203 — Addendum #3 05/15/09
S-301 — Addendum #3 05/15/09
S-401 — Addendum #3 05/15/09
S-501 — Addendum #3 05/15/09
S-501 detail 15 — PR #1 07/16/09
S-502 — Addendum #3 05/15/09
S-601 — Issued For Construction 04/24/09
S-701 — Addendum #3 05/15/09
S-702 — Addendum #5 06/01/09
S-703 — Issued For Construction 05/26/09
S-704 — Addendum #5 06/01/09
S-705 — Issued For Construction 05/26/09
C1.0 — Issued For Construction 04/24/09
C1.1 — Addendum #1 05/06/09
C2.0 — Addendum #3 05/15/09
C2.1 — Addendum #3 05/15/09
C3.0 — Addendum #3 05/15/09
C3.1 — Addendum #3 05/15/09
C4.0 — Addendum #3 05/15/09
C4.1 — Addendum #3 05/15/09
C5.0 — Issued For Construction 04/24/09
C5.1 — Addendum #1 05/06/09

EXHIBIT K
PERMITTED ENCUMBRANCES
A.	An easement five (5) feet wide along portion of the south property line and an aerial easement five (5) feet wide from a plane of twenty (20) feet above the ground upward, located adjacent thereto for the use of public utilities as reflected by instrument recorded under Clerk’s File No. H537616 of the Real Property Records of Harris County, Texas.

B.	½ Interest of all oil, gas and other minerals, royalties, bonuses, rentals and all other rights in connection with same, all of which are expressly excepted herefrom and not insured hereunder, as set forth in instrument recorded in Volume 2579 page 509 of the Deed records of Harris County, Texas.

C.	All oil, gas and other minerals, royalties, bonuses, rentals and all other rights in connection with same, all of which are expressly excepted herefrom and not insured hereunder, as set forth in instrument filed under Harris County Clerk’s File No. 20060169567.

D.	Boundary Line and monument agreement as set forth in instrument recorded under Clerk’s File No. J077627 of the Real Property Records of Harris County, Texas.

E.	Right-of-way dedications, easements, restrictions and other encumbrances set forth in that certain Subdivision Plat recorded under Harris County Clerk’s File No. 20090190246.

K-1